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                                                                    Exhibit 3.72

                                                                     RNB
                                                                    FILED

                                                                 JUL 12  1994
                                                                    7-12-94
                                                                LONNA R. HOOKS
                                                              Secretary of State
                                                                   0937089

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          KTI ENVIRONMENTAL GROUP, INC.

To:  The Secretary of State
     State of New Jersey

          Pursuant to the provisions of N.J.S.A. 14A:9-5, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

                                  ARTICLE FIRST

          The name of the corporation is KTI, Inc. (the "Corporation").

                                 ARTICLE SECOND

          The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                  ARTICLE THIRD

          The total number of shares of Common Stock which the Corporation shall have authority to issue is forty million (40,000,000) shares without par value. The Corporation shall also have authority to issue ten million (10,000,000) shares of Preferred Stock.

          The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                         I. UNDESIGNATED PREFERRED STOCK

          Subject to the limitations prescribed by law, the Board of Directors of the Corporation shall have the authority to cause the issuance of one or more series of Preferred Stock and with respect to each such series, to fix by resolution or resolutions providing for the issuance of such series, the number of shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The Board of Directors shall have all

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powers and rights with respect to the Preferred Stock which are not inconsistent with any limitations prescribed by law or this Article Third, including, but not limited to, the determination or fixing of the following:

          (i)    The designation and number of shares of such series.

          (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

          (iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

          (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

          (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

          (vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise.

          (vii) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

          (viii) Notwithstanding any other provision of this Article Third, the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

          Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of Preferred Stock shall have no voting power with respect to any matter whatsoever.

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                                II. COMMON STOCK

          The Common Stock shall rank junior to the Preferred Stock with respect to payment of dividends and distribution on liquidation, dissolution or winding up of the Corporation.

          Except as required by law or as otherwise provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, all voting rights shall be vested in the holders of the Common Stock. At each meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote for each share on each matter to come before the meeting.

                                 ARTICLE FOURTH

          The address of the Corporation's current registered office is 7000 Boulevard East, Guttenberg, New Jersey 07093 and the name of its current registered agent at such address is Nicholas Menonna, Jr.

                                  ARTICLE FIFTH

          A. The business affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three directors with the actual number to be fixed from time to time by a vote of the majority of the directors then in office.

          B. The current total number of directors is three. The names and addresses of the current directors is as follows:

Name                            Address
----                            -------
Nicholas Menonna, Jr.      c/o KTI, Inc.
                           7000 Boulevard East
                           Guttenberg, NJ 07093

Martin J. Sergi            c/o KTI, Inc.
                           7000 Boulevard East
                           Guttenberg, NJ 07093

Marshall S. Sterman        c/o KTI, Inc.
                           7000 Boulevard East
                           Guttenberg, NJ 07093

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                                  ARTICLE SIXTH

          A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that a director or officer shall not be relieved of any liability under this provision for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. Neither the amendment or repeal of this Article SIXTH, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article SIXTH shall eliminate or reduce the protection afforded by this Article SIXTH to a director or officer of the Corporation in respect to any matter which occurred, or any cause of action, suit or claim which but for this Article SIXTH would have arisen, prior to such amendment, repeal or adoption.

                                 ARTICLE SEVENTH

          A. The Corporation shall indemnify, to the fullest extent from time to time permitted by law, any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative, or of any other kind, by reason of the fact that such person is or was a corporate agent of the Corporation or any subsidiary of the Corporation or serves or served any other enterprise at the request of the Corporation (including specifically, but not limited to, service as a fiduciary with respect to any employee benefit plan) against expenses (including attorneys' fees), judgments, fines, penalties, excise taxes, and amounts paid in settlement (including amounts paid pursuant to judgments or settlements in derivative actions), actually and reasonably incurred by such person in connection with such action, suit, or proceeding, or any appeal therein. The rights provided by this Article SEVENTH to any person shall inure to the benefit of such person's legal representative. Neither amendment or repeal of this Article SEVENTH, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article SEVENTH, shall deprive any person of rights hereunder arising out of any matter which occurred prior to such amendment, repeal or adoption. No indemnification pursuant to

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this Article shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

          B. As used in this Article "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent.

          C. The Corporation shall have the authority to purchase and maintain insurance covering its corporate agents against expenses and liabilities incurred in connection with any action or proceeding in which such persons are a participant because of their service to the Corporation, any subsidiary of the Corporation or any other enterprise at the request of the Corporation.

          D. To the full extent from time to time permitted by law, expenses incurred by a person in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such person to repay such amount to the extent the expenses so advanced exceed the indemnification to which it is ultimately determined that he is entitled.

                                 ARTICLE EIGHTH

               A. The merger or consolidation of the Corporation with any other corporation or the sale, lease, exchange or other disposition of all or substantially all the assets of the Corporation may be effected only if, in addition to any affirmative vote required by law or otherwise, such transaction shall have been approved by the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class; provided, however, that such additional voting requirement shall not be applicable in the event that the transaction shall have been approved by not less than the greater of
(a) three-fourths of the Disinterested Directors or (b) two Disinterested Directors; and provided, further, that this Article EIGHTH shall not be

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applicable to a Business Combination, as defined in Article NINTH hereof.

               B.   For purposes of this Article EIGHTH:

               1. The term "Disinterested Director" means any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Affiliate, Associate or representative of any party to the transaction (other than the Corporation or a corporation all of the capital stock of which, except for directors' qualifying shares, is beneficially owned directly or indirectly by the Corporation) and either was a member of the Board of Directors on the date of approval of this Article EIGHTH by the Board or was recommended for election to the Board of Directors, or elected to fill a vacancy on the Board, by a majority of Disinterested Directors.

               2. The terms "Voting Stock", "Affiliate" and "Associate" have the meanings set forth in Article NINTH hereof.

               C. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article EIGHTH.

               D. The affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH.

                                  ARTICLE NINTH

               A. HIGHER VOTE FOR BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or otherwise, and except as otherwise expressly provided in Section B of this Article NINTH, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or otherwise.

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               B.   WHEN HIGHER VOTE NOT REQUIRED. The provisions of Section A of this Article NINTH shall not be applicable to a particular Business Combination if the conditions specified in either of the following paragraphs 1 or 2 are met!

               1. APPROVAL BY CONTINUING DIRECTORS. The Business Combination shall have been approved by not less than three-fourths of the Continuing Directors (as hereinafter defined).

               2. PRICE. FORM OF CONSIDERATION AND PROCEDURAL REQUIREMENTS. All of the following conditions shall have been met:

                    (a) The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all of their shares of Common Stock and the aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share in such Business Combination by holders of Common Stock shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:

                         (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of Common Stock (x) within the two-year period immediately prior to the date of the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock;

                         (ii) the Fair Market Value per share of Common Stock on the second business day after the Announcement Date or on the date on which an Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock

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               split, stock dividend, subdivision or reclassification with respect to Common Stock; or

                         (iii) the highest Fair Market value per share of Common
               Stock on any date during the period from (x) a date 30 days after the later of the Announcement Date and the Determination Date to
               (y) the date on which the proxy or information statement referred to in Paragraph 2(f) is mailed to the shareholders of the Corporation, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                    (b) If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Capital Stock (as hereinafter defined) other than Common Stock, the aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share in such Business Combination by holders of such class or series of Capital Stock shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below.

                         (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                         (ii) the Fair Market Value per share of such class or series of Capital Stock on the second business day after the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassiflcation with respect to such class or series of Capital Stock;

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                         (iii) the highest Fair Market Value per share of such
               class or series of Capital Stock on any date during the period from (x) a date 30 days after the later of the Announcement Date and the Determination Date to (y) the date on which the proxy or information statement referred to in Paragraph 2{f) is mailed to the shareholders of the Corporation, as adjusted for any subsequent stock split, stock dividend or reclassification with respect to such class or series of Capital Stock; or

                         (iv) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination, to be consummated constitutes each an event.

          The provisions of this Paragraph 2(b) shall be required to be met with respect to every class or series of outstanding Capital Stock other than Common Stock whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                    (c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

                    (d) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
          Combination: (i) except as approved by a majority of the Continuing Directors,

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          there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock;
          (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock dividend or subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (y) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; (iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

                    (e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary (as hereinafter defined), whether in anticipation of or in connection with such Business Combination or otherwise.

                    (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereafter (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The

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          proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock of the Corporation other than the Interested Shareholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                    (g) Such Interested Shareholder shall not have made any major change in the business or equity capital structure of the Corporation or any Subsidiary without the approval of a majority of the Continuing Directors.

                    (h) The Business Combination shall have been approved by not less than a majority of the entire Board of Directors.

                    (i) The Board of Directors of the Corporation shall at all times include not less than two Continuing Directors.

               C.   CERTAIN DEFINITIONS. Four the purposes of this Article
NINTH:

               1. "BUSINESS COMBINATION" The term "Business Combination" shall mean:

                    (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Shareholder; or

                    (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to, with or by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any

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          assets (including cash) or securities of the Corporation, any
          Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value of $20,000,000 or more; or

                    (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                    (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, or

                    (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses
          (a) to (d).

               2. "CAPITAL STOCK"; "VOTING STOCK". The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article THIRD of this Restated Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Corporation generally,

               3. "PERSON". The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purposes of acquiring, holding, voting or disposing of Capital Stock.

               4. "INTERESTED SHAREHOLDER". The term "Interested Shareholder" shall mean any person (other than the Corporation, any Subsidiary, any profit-sharing, employee stock

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ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any person who, on the date of approval by the Board of Directors of this Article, is a director of the Corporation) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock or (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

               5. "BENEFICIAL OWNER". A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or, subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               6. "AFFILIATE"; "ASSOCIATE". The terms "Affiliate" and "Associate" shall have the respective meanings

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ascribed to such terms in Rule 12b-2 under the Act as in effect on December 31,
1993 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

               7. "SUBSIDIARY". The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

               8. "CONTINUING DIRECTOR". The term "Continuing Director" means any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareholder and either was a member of the Board of Directors on the date of approval of this Article NINTH by the Board of Directors or was recommended for election to the Board of Directors, or elected to fill a vacancy on the Board by a majority of Continuing Directors.

               9. "FAIR MARKET VALUE". The term "Fair Market value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest sale price, or if not available the highest closing bid quotation, with respect to a share of such stock during the 30-day period preceding the date in question, in each case on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such prices or quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

               10. "CONSIDERATION OTHER THAN CASH TO BE RECEIVED". In the event of any Business Combination described in Paragraph (a) of Section C of this Article NINTH in which

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the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2(a) and 2(b) of Section B of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

               D. POWERS AND DUTIES OF CONTINUING DIRECTORS. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article NINTH, including: (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate, Associate or representative of another, (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination, has an aggregate Fair Market Value of $20,000,000 or more, (e) whether the requirements of Section B of this Article NINTH have been met and (f) such other matters with respect to which a determination is required under this Article NINTH. Any such determination made in good faith shall be, binding and conclusive on all parties.

               E. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article NINTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

               F. EFFECT ON OBLIGATIONS OF BOARD OF DIRECTORS. The fact that any Business Combination complies with the provisions of Section B of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

               G. AMENDMENT, REPEAL, ETC. The affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article NINTH, provided, however, that, this Section G shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article NINTH.

          IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation as of this 7th day of July, 1994.

                                                   KTI ENVIRONMENTAL GROUP, INC.


                                                   By: /s/ Nicholas Menonna, Jr.
                                                      --------------------------
                                                      Nicholas Menonna, Jr.
                                                      President

                    CERTIFICATE REQUIRED TO BE FILED WITH THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          KTI ENVIRONMENTAL GROUP, INC.

To:  The Secretary of State
     State of New Jersey

          Pursuant to the provisions of N.J.S.A. 14A:9-5(5), the undersigned corporation hereby executes the following certificate:

          FIRST: Upon the filing of this Restated Certificate of Incorporation, the name of the corporation is KTI, Inc.

          SECOND: The Restated Certificate of Incorporation was adopted on July 6, 1994.

          THIRD: At the time of the adoption of this Restated Certificate of Incorporation, the number of shares outstanding was 1,036,714.66 shares of Class A Common Stock and 622,460 shares of Class C Common Stock. Such shares were entitled to vote as a single class and the vote of such shares was:

                              Number of Shares Voted
Total Number of Shares   --------------------------------
   Entitled to Vote          For        Against   Abstain
----------------------   -----------    -------   -------
1,659,174.66             1,658,474.66      0        700

          FOURTH: This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation, as amended, in the following respects:

          A.   Article First is amended to change the name of the Corporation.

          B. Article Third is amended to provide for a reclassification of the capital stock of the Corporation in its entirety. Each share of each class of the Corporation's common stock outstanding on the date of filing of this Restated Certificate of Incorporation with the Secretary of State shall be automatically changed and reclassified without further action to one share of the reclassified common stock. Each share of each class of the Corporation's common stock which is held as a treasury share on the date of filing of this Restated Certificate of Incorporation with the Secretary of State shall be cancelled.

          C.   Article Fifth is amended and restated in its entirety.

          D. Article Seventh is redesignated as Article Sixth and amended to include officers as well as directors. The previous Article Sixth which set forth a statement of the incorporator of the Corporation is omitted as no longer necessary pursuant to N.J.S.A. 14A:9-5(4)(b).

          E.   Article Eighth is deleted in its entirety.

          F.   Articles Seventh, Eighth and Ninth are new.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 7th day of July, 1994.

                                                 KTI ENVIRONMENTAL GROUP, INC.


                                                 By: /s/ Nicholas Menonna, Jr.
                                                     ---------------------------
                                                     Nicholas Menonna, Jr.
                                                     President

                                                                      ADB
                                                                     FILED

                                                                  FEB 8 1995

                                                                LONNA R. HOOKS
                                                              Secretary of State
                                                                   0991656

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                   RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                    KTI, INC.

          Pursuant to the provisions of Sections 14A:9-2(4) and l4A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Restated Certificate of
Incorporation:

          WHEREAS, a Restated Certificate of Incorporation of KTI, Inc. (the "Corporation") was filed with the Secretary of State of the State of New Jersey on July 12, 1994 under which the Corporation was authorized to issue 40,000,000 shares of Common Stock; and

          WHEREAS, the Corporation subsequently effected, by board of directors action alone on September 16, 1994, a share combination with each outstanding share of the Corporation's capital stock becoming .8994 of a share, with the aggregate number of shares then held by each stockholder rounded up to the next full share (the "Reverse Split"); and

          WHEREAS, under the terms of Section 14A:7-l5.l(5), Corporations, General, of the New Jersey Statutes, the number of authorized shares of the Corporation of Common Stock was automatically reduced to 35,976,000; and

          WHEREAS, the Corporation desires to amend its Restated Certificate of Incorporation to increase the authorized shares of capital stock of the Corporation to 40,000,000 shares of common stock after giving effect to the reduction of authorized shares as a result of the Reverse Split.

          It is hereby certified as follows:

          1.   The name of the corporation is KTI, Inc. (the "Corporation").

          2. The following amendment to the Corporation's Certificate of Incorporation was approved by unanimous written consent of the directors of the Corporation on September 16, 1994 and thereafter duly adopted by the shareholders of the Corporation at a special meeting of shareholders of the Corporation held on February 7, 1995:

          RESOLVED, that the Corporation be authorized to issue FORTY MILLION (40,000,000) shares of Common Stock without par value, after giving effect to the .8994 for one share combination which was authorized by the board of directors; and it is further

          RESOLVED, that the text of ARTICLE THIRD remain as set forth in the Restated Certificate of Incorporation as filed with the New Jersey Secretary of State on July 12, 1994.

          3. The total number of shares entitled to vote on the amendment was 9,647,479.

          4. The number of shares that voted for the amendment was 9,643,408 and the number of shares that voted against the amendment was -0-.

          The effective date of this Amendment to the Corporation's Restated Certificate of Incorporation shall be upon filing.

Dated this 8th day of February, 1995.

                                                 KTI, INC.


                                                 By: /s/ Nicholas Menonna, Jr.
                                                     ---------------------------
                                                     Nicholas Menonna, Jr.
                                                     President

                                                                      MGB
                                                                     FILED

                                                                  FEB 8 1995

                                                                LONNA R. HOOKS
                                                              Secretary of State
                                                                   0991660

                              CERTIFICATE OF MERGER

                                       OF
                           CONVERGENT SOLUTIONS, INC.,
                             A DELAWARE CORPORATION

                                      INTO

                                    KTI, INC.
                            A NEW JERSEY CORPORATION

                          Under Section 14A:10-7 of the
                       New Jersey Business Corporation Act

TO:       THE SECRETARY OF STATE
          STATE OF NEW JERSEY

          Pursuant to the provisions of Sections l4A:10-4.1 and 14A:lO-7 of the New Jersey Business Corporation Act, the undersigned does hereby certify:

          FIRST: The name of each of the constituent corporations is, respectively, Convergent Solutions, Inc., a Delaware corporation ("Convergent"), and, KTI, Inc., a New Jersey corporation ("KTI"). KTI is the corporation surviving the merger.

          SECOND: The plan of merger was originally set forth in an Agreement and Plan of Merger dated as of July 18, 1994 between Convergent and KTI. Subsequently, the parties agreed to modify the transaction in certain respects. Therefore, KTI and Convergent entered into an Amended and Restated Agreement

                                                                      0100279875
and Plan of Merger dated as of September 16, 1994 (the "Merger Agreement"). The Merger Agreement was amended by Amendment No. 1 dated as of December 1, 1994 in order to extend a deadline for the closing of the merger from January 31, 1995 to March 31, 1995. The plan of merger as set forth in the Merger Agreement provides for the following:

          (A) Convergent shall be merged into KTI and the name of the surviving corporation shall be KTI.

          (B) The Certificate of Incorporation of KTI shall be the certificate of incorporation of the surviving corporation.

          (C)  KTI shall assume all liabilities of Convergent.

          (D) Each share of Convergent common stock shall be automatically converted into the right to receive one share of KTI common stock.

          THIRD: On February 7, 1995, the shareholders of KTI duly approved the Merger Agreement in accordance with N.J.S.A, 14A:10-7 and N.J.S.A. 14A:10-3, and on February 7, 1995 the shareholders of Convergent duly approved the Merger Agreement in accordance with the Delaware General Corporation Law.

          FOURTH: As to each corporation whose shareholders are entitled to vote, the number of shares entitled to vote is as follows:

                               Total Number of Shares
Name of Corporation            Entitled to Vote
-------------------            ----------------------
KTI                            9,647,479

Convergent                     5,145,839

          At to each corporation, the number of shares voted for and voted against the merger are as follows:

                    Number of           Number of Shares
Name of             Shares Voted        Voted AGAINST
Corporation         FOR the Merger      the Merger            Abstentions
-----------         --------------      ----------------      -----------
KTI                   9,643,408                 0                    0

Convergent            3,111,872           133,916                7,800

          FIFTH: The merger shall be effective as of February 8, 1995 at 5:00
P.M.

          SIXTH: The applicable laws of the State of Delaware, the jurisdiction of organization of Convergent, permit the merger contemplated by the Merger Agreement and such laws will, upon compliance with filing and recording requirements, have been complied with in respect to the merger.

          IN WITNESS WHEREOF, each of the corporations hereto, has caused this Certificate of Merger to be executed on its behalf this 8th of February, 1995.


                                               KTI, INC.
                                               a New Jersey Corporation


                                               By: /s/ Nicholas Menonna, Jr.
                                                  ------------------------------
                                                  Nicholas Menonna, Jr.
                                                  President


                                               CONVERGENT SOLUTIONS, INC.
                                               a Delaware corporation


                                               By: /s/ Thomas A. Bosanko
                                                  ------------------------------
                                                  Thomas A. Bosanko, President

                                                                      ADB
                                                                     FILED

                                                                  MAR 15 1995

                                                                LONNA R. HOOKS
                                                              Secretary of State
                                                                   1000869

                            CERTIFICATE 0F AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                    KTI, INC.

          Pursuant to the provisions of Sections 14A:17-15.l(3), 14A:9-2(2) and 14A:9-4(2). Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

          1.   The name of the corporation is KTI, Inc. (the "Corporation").

          2. The Board of Directors of the Corporation adopted a resolution approving a combination of the issued shares of the Corporation's common stock on March 10, 1995.

          3. The amendment to the Corporation's Restated Certificate of Incorporation, as amended made hereby will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remains unissued after the share combination exceeding the percentage of authorized shares that was unissued before the share combination.

          4. The class of the Corporation's stock subject to the combination is its Common Stock, no par value. The shares are to be combined on a one share for each three shares basis. No fractional shares will be issued as a result of the combination. Stockholders will receive cash in lieu of fractional shares to which they would otherwise be entitled.

          5. In connection with the Share combination ARTICLE THIRD of the Restated Certificate of Incorporation, as previously amended, is amended to read as follows:

                                 "ARTICLE THIRD

          "The total number of shares of Common Stock which the Corporation shall have authority to issue is Thirteen Million Three Hundred Thirty Three Thousand Three Hundred and Thirty Three (13,333,333) shares without par value. The Corporation shall also have authority to issue ten million (10,000,000) shares of Preferred Stock."

                                                                      0100279875

          6. The share combination sha11 become effective as to stockholders of record at the close of business on March 24, 1995 with a payment date of March 27, 1995. The foregoing amendment to the Restated Certificate of Incorporation, as amended, shall become effective at the close of business on March 24, 1995.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this 13th day of March, 1995.

                                            KTI, INC.

                                            By: /s/ Nicholas Menonna, Jr.
                                               ---------------------------------
                                               Name: Nicholas Menonna, Jr.
                                               Title:  President

                                                                      AMC
                                                                     FILED

                                                                  MAR 16 1997

                                                                LONNA R. HOOKS
                                                              Secretary of State

                         CERTIFICATE OF AMENDMENT TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                  OF KTI, INC.

     Pursuant to the provisions of Sections 14A:9-2(4) and 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned Corporation executes the following Certificate of Amendment to its Restated Certificate of
Incorporation:

     1.   The name of the Corporation is KTI, Inc.

     2. The following amendment to the Certificate of Incorporation was approved by the Board of Directors and thereafter duly adopted by the Shareholders of the Corporation on May 14, 1997:

     Resolved that ARTICLE THIRD of the Certificate of Incorporation be amended to read in its entirety as follows:

                                 "ARTICLE THIRD

     The total number of shares of Common Stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares without par value. The Corporation shall also have authority to issue ten million (10,000,000) shares of Preferred Stock."

     3. The number of shares entitled to vote upon the amendment was 6,521,225 shares.

     4. The number of shares voting for, against and abstaining from voting for such amendment are as follows:

     Number of Shares Voting For Amendment:             5,252,736
     Number of Shares Voting Against Amendment:            66,005
     Number of Shares Abstaining From Voting:               6,446

     5. The foregoing amendment to the Restated Certificate of Incorporation shall become effective at the close of business on the date of filing.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this 14th day of May, 1997.

                                            KTI, Inc.


                                            By: /s/ Robert E. Wetzel
                                                ----------------------------
                                                  Name: Robert E. Wetzel
                                                  Title: Senior Vice President

247497
461855

010O279875

                                                                             AMC

     Check Appropriate Statute:

       /X/ Title 14A:l-6 (5) New Jersey Business Corporation Act (File in DUPLICATE)

       / / Title 15A:1-7 (e) New Jersey Business Corporation Act (File in TRIPLICATE)

                                                                     FILED

                                                                  JUN 2 1997

                                                                LONNA R. HOOKS
                                                              Secretary of State

CERTIFICATE OF CORRECTION OF:

CORPORATION NAME: KTI, INC.

CORPORATION NUMBER:        0100-2798-75

     The undersigned hereby submits for filing a Certificate of Correction executed on behalf of the above named Corporation, pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statutes.

1. The Certificate to be corrected is: Certificate of Amendment to the Restated Certificate of Incorporation of KTI, Inc., filed March 15, 1995 (the "Certificate").

2. The inaccuracy in the Certificate is (indicate inaccuracy or defect): The first paragraph of Paragraph 5 of the Certificate failed to specify that only the first paragraph of Article Third was amended.

3. The Certificate of Correction hereby reads as follows: Paragraph 5 of the Certificate is amended and restated in its entirety as follows:

     "2. In connection with the share combination, the first paragraph of ARTICLE THIRD of the Restated Certificate of Incorporation is amended to read as follows:

                                 "ARTICLE THIRD

          The total number of shares of Common Stock which the Corporation shall have authority to issue is Thirteen Million Three Hundred Thirty Three Thousand Three Hundred and Thirty-Three (13,333,333) shares without par value. The Corporation shall also have authority to issue ten million (10,000,000) shares of Preferred Stock."

S-253465
J-472838
                                                                      0100279875

     Signature:   /s/ Robert E. Wetzel
                  ----------------------

     Name:        Robert E. Wetzel
                  ----------------------

     Title:       Senior Vice President
                  ----------------------

     Date:        May 30, 1997
                  ----------------------

                                                                      COR
                                                                     FILED

                                                                  JUN 2 1997

                                                                LONNA R. HOOKS
                                                              Secretary of State

     Check Appropriate Statute:

       /X/ Title 14A:l-6 (5) New Jersey Business Corporation Act (File in DUPLICATE)

       / / Title 15A:l-7 (e) New Jersey Business Corporation Act (File in TRIPLICATE)

CERTIFICATE OF CORRECTION OF:

CORPORATION NAME: KTI, INC.

CORPORATION NUMBER:        0100-2798-75

     The undersigned hereby submits for filing a Certificate of Correction executed on behalf of the above named Corporation, pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statutes.

l. The Certificate to be corrected is: Certificate of Amendment to the Restated Certificate of Incorporation of KTI, Inc., filed May 16, 1997 (the "Certificate").

2. The inaccuracy in the Certificate is (indicate inaccuracy or defect): The second paragraph of Paragraph 2 of the Certificate incorrectly stated that Article Third was amended in its entirety. In fact, only the first paragraph of Article Third was amended.

3. The Certificate of Correction hereby reads as follows: Paragraph 2 of the Certificate is attended and restated in its entirety as follows:

     "2. The following amendment to the Restated Certificate of Incorporation was approved by the Board of Directors and thereafter duly adopted by the Shareholders of the Corporation on May 14, 1997:

          Resolved that the first paragraph of ARTICLE THIRD of the Restated Certificate of Incorporation be amended to read as follows:

                                 "ARTICLE THIRD

          The total number of shares of Common Stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares without par value. The Corporation shall also have authority to issue ten million (10,000,000) shares of Preferred Stock."

S253306
J472613
                                                                      0100279875

     Signature:   /s/ Robert E. Wetzel
                  --------------------

     Name:        Robert E. Wetzel
                  --------------------

     Title:       Senior Vice President
                  --------------------

     Date:        May 30, 1997
                  --------------------

                                                                      AMC
                                                                     FILED

                                                                  JUN 2 1997

                                                                LONNA R. HOOKS
                                                              Secretary of State

                         CERTIFICATE OF AMENDMENT TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                  OF KTI, INC.

     Pursuant to the provisions of Sections 14A:7-2(4) and 14A:9-2(2), Corporations, General, of the New Jersey Statutes, the undersigned Corporation executes the following Certificate of Amendment to its Restated Certificate of
Incorporation:

     1.   The name of the corporation is KTI, Inc. (the "Corporation").

     2.   The following resolution was adopted by the Board of Directors of the
Corporation:

     Resolved that a new ARTICLE TENTH relating to the designation, number rights, preferences and limitations of a series of preferred stock shall be added to the Restated Certificate of Incorporation, as amended, and shall read in its entirety as follows:

                                 "ARTICLE TENTH

     Section 1. DESIGNATION AND AMOUNT. The series of Preferred Stock designated and known as the "Series A Preferred" shall have no par value and the number of shares constituting the Series A Preferred shall be 487,500.

     Section 2. RANK. The Series A Preferred shall rank: (i) prior to all of the Company's Common Stock, no par value ("Common"); (ii) PARI PASSU with any class or series of convertible Preferred Stock or other capital stock of the Company hereafter created, which is convertible into Common or which, when originally issued, was issued simultaneously with Common purchase warrants; and
(iii) junior to any class of preferred stock which is not convertible into any other class of securities of the Company ("Senior Securities"), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

     Section 3. DIVIDENDS. If any dividend or other distribution payable in cash, securities or other property (other than securities of the Company the issuance of which gives rise to adjustment of the Conversion Price as set forth below) is declared on the Common, each holder of shares of Series A Preferred on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number (including any fraction) of shares of Common into which the shares of Series A Preferred then held by such holder are then convertible.

     Section 4.    LIQUIDATION PREFERENCE.

     (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred (the "Holders"), shall be entitled to receive, prior to any payment with respect to any shares of Common but after any

S253306
J472614
                                                                      0100279875
payment with respect to any outstanding shares of Senior Securities, an amount per share (the "Liquidation Preference") equal to the sum of (i) $8.00 for each outstanding share of Series A Preferred, plus (ii) interest of 8.19 percent per annum calculated based on the number of actual days elapsed in a 365 day year or a 366 day year, as appropriate, plus (iii) any dividends which have been declared and which the Holders are entitled to receive with respect to each share of Series A Preferred. If upon the occurrence of such event, the assets and funds available to be distributed among the Holders shall be insufficient to permit the payment to such Holders of the full preferential amounts due to such Holders, then the entire assets and funds of the Company legally available for distribution to such Holders and the holders of securities PARI PASSU with the Series A Preferred shall be distributed among the Holders and holders of such PARI PASSU securities on a pro rata basis.

     Section 5. CONVERSION. The record Holders of Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

     (a)  RIGHT TO CONVERT.

          (i) Each record Holder of Series A Preferred shall be entitled to convert shares of Series A Preferred at any time into that number of fully-paid and non-assessable shares of Common of the Company calculated in accordance with the following formula (the "Conversion Rate"):

      Number of shares issued upon conversion of one (1) share of Series A
                                  Preferred =

                             Liquidation Preference
                          ---------------------------
                                Conversion Price

where "Conversion Price" means $8.00, as adjusted herein.

     (b) ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time upon the occurrence of certain events described in this SECTION 5(b).

          (i) SUBDIVISION OR COMBINATION OF COMMON AND COMMON DIVIDEND. In case the Company shall at any time subdivide its outstanding Common into a greater number of shares or declare a dividend upon the Common payable solely in shares of Common, the Conversion Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced. Conversely, in case the outstanding Common shall be combined into a smaller number of shares of Common, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (ii) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, prior to the conversion of all Series A Preferred, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, and as a result of which shares of Common of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or other property, the Holders shall, be given at least 30 days advance written notice of such transaction. The Holders shall then have the right to purchase and receive upon conversion of Series A Preferred, upon the basis and subject to the terms and conditions specified herein and in lieu of the shares of Common immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common immediately theretofore purchasable and receivable upon the conversion of Series A Preferred held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place. In any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate and of the number of shares issuable upon conversion of the Series A Preferred) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Company shall not effect any transaction described in this SUBSECTION 5(b)(ii) unless (1) each Holder has been given at least 20 days advance written notice of such transaction, and (2) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders such shares of stock and/or securities or other property as, in accordance with the foregoing provisions, the Holders of may be entitled to receive upon conversion of the Series A Preferred. Notwithstanding the foregoing, if any of the events described herein constitutes a Change in Control Transaction, the Holders shall have the option, exercisable by written notice to the Company, to receive the Liquidation Preference for their shares of Series A Preferred pursuant to
SECTION 4(b) above in lieu of their rights under this SECTION 5(b)(ii).

          (iii) DILUTIVE ISSUANCES. If the Company shall sell or issue at any time shares of Common (other than Excluded Securities, as defined in SECTION 5(b)(viii) below) at a consideration per share less than the Conversion Price then in effect, the Conversion Price shall be adjusted to a new Conversion Price (calculated to the nearest cent) determined by dividing:

                   (A) an amount equal to (i) the total number of "Shares Outstanding" (as defined below) immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance plus (ii) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance; by

                   (B) the total number of Shares Outstanding immediately after such issuance or sale.

In no event shall any such adjustment be made pursuant to this SECTION 5(b)(iii) if it would increase the Conversion Price in effect immediately prior to such adjustment, except as provided in SECTIONS 5(b)(vi) AND 5(b)(vii).

          (iv) DEFINITIONS. For purposes of this SECTION 5(b), the following definitions shall apply:

                   (A) "CONVERTIBLE SECURITIES" means any indebtedness or securities convertible into or exchangeable for Common.

                   (B) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common or Convertible Securities other than rights, warrants or options to purchase Excluded Securities (as defined in SECTION 5(b)(viii)).

                   (C) "SHARES OUTSTANDING" means the aggregate of all shares of Common outstanding and all Common issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

          (v) ADJUSTMENTS. For the purposes of this SECTION 5(b), the following provisions shall also be applicable:

                   (A) CASH CONSIDERATION. In case of the issuance or sale of additional shares of Common for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company from the recipients or purchasers of the additional shares of Common for such shares of Common.

                   (B) NON-CASH CONSIDERATION. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional shares of Common, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value of the consideration other than cash received by the Company for such securities.

                   (C) OPTIONS AND CONVERTIBLE SECURITIES. In case the Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Common issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities (in each case, without giving effect to any future operation of any anti-dilution clauses in any such Option or Convertible Securities at the time of such issuance or grant) at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this SECTION 5(b) and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; PROVIDED that, subject to the provisions of SECTION 5(b)(vi), no further adjustment of the Conversion Price shall be made upon the actual issuance of any such shares of Common or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

          (vi) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Option referred to in SUBSECTION 5(b)(v)(C), or the rate at which any Convertible Securities referred to in SUBSECTION 5(b)(v)(C) are convertible into or exchangeable for shares of Common shall change at any time (other than under or by reason of provisions designed to protect against dilution), then, for purposes of any adjustment required by SECTION 5(b), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided that if such readjustment is an increase in the Conversion Price, such readjustment shall not exceed the amount (as adjusted by SECTIONS 5(b)(i) AND 5(b)(v)) by which the Conversion Price was decreased pursuant to
SECTION 5(b)(ii) upon the issuance of the Option or Convertible Security. If the purchase price provided for in any such Option referred to in SUBSECTION 5(b)(v)(C), or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in SUBSECTION 5(b)(v)(C), or the rate at which any Convertible Securities referred to in SUBSECTION 5(b)(v)(C) are convertible into or exchangeable for shares of Common, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security; the Conversion Price then in effect hereunder shall, upon issuance of such shares of Common be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the shares of Common, provided that if such readjustment is an increase in the Conversion Price, such readjustment shall not exceed the amount (as adjusted by SECTIONS 5(b)(i) and 5(b)(iii) by which the Conversion Price was decreased pursuant to SECTION 5(b)(iii) upon the issuance of the Option or Convertible Security.

          (vii) TERMINATION OF OPTION OR CONVERSION RIGHTS. In the event of the termination or expiration of any right to purchase shares of Common under any Option granted after the date hereof or of any right to convert or exchange Convertible Securities issued after the date hereof, the Conversion Price shall, upon such termination, be readjusted to the Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common issuable thereunder shall no longer be deemed to be Shares Outstanding, provided that if such readjustment is an increase in the Conversion Price, such readjustment shall not exceed the amount (as adjusted by SECTIONS 5(b)(i) AND 5(b)(iii)) by which the Conversion Price was decreased pursuant to SECTION 5(b)(iii) upon the issuance of the Option or Convertible Security. The termination of expiration of any right to purchase shares of Common under any Option granted prior to the date hereof or of any right to convert or exchange Convertible Securities issued prior to the date hereof shall not trigger any adjustment to the Conversion Price, but the shares of Common issuable under such Options or Convertible Securities shall no longer be counted in determining the number of Shares Outstanding on the date hereof for purposes of subsequent calculations under this SECTION 5(b).

          (viii) EXCLUDED SECURITIES. Notwithstanding anything herein to the contrary, the Conversion Price shall not be adjusted pursuant to this SECTION 5(b) by virtue of the issuance and/or sale of "Excluded Securities", which means the following: (a) up to 682,185 shares of Common, Options or Convertible Securities to be issued and/or sold to employees, advisors (including, without limitation, financial, technical and legal advisers), directors or officers of, or consultants to, the Company or any of its subsidiaries pursuant to a stock grant, stock option plan, stock purchase plan, pension or profit sharing plan or other stock agreement or arrangement existing as of the date hereof and which has been approved by the stockholders of the Company; (b) the reissuance of any expired and unexercised, cancelled or forfeited Options under any plan referred to in SUBSECTION (a) above; (c) the issuance of shares of Common, Options and/or Convertible Securities pursuant to Options and Convertible Securities outstanding as of the date hereof; (d) the issuance of shares of Common, Options or Convertible Securities as a stock dividend or upon any subdivision or combination of shares of Common or Convertible Securities; (e) the issuance of shares of Common pursuant to the exercise of certain warrants to be issued in connection with the issuance of the shares of Series A Preferred; or (f) shares of Common or Convertible Securities issued and sold by and for the account of the Company pursuant to an effective registration statement filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended. For all purposes of this SECTION 5(b), all shares of Common which are Excluded Securities shall be deemed to have been issued for an amount of consideration per share equal to the Conversion Price in effect at the time of issuance.

          (ix) All calculations under this SECTION 5(b) shall be made to the nearest one half of one cent ($.005) or to the nearest one-tenth of a share, as the case may be.

          (x) NOTICE OF ADJUSTMENT. Promptly after adjustment of the Conversion Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holders at the address of such Holders as shown on the books of the Company. The notice shall be signed by an officer of the Company and shall state the effective date of the adjustment and the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (c) MECHANICS OF CONVERSION. Conversion of the Series A Preferred to Common may be exercised in whole or in part by a Holder telecopying an executed and completed notice of conversion ("Notice of Conversion") to the transfer agent of the Company (the "Transfer Agent"), with a copy to the Company, and delivering the original Notice of Conversion and the certificate representing the shares of Series A Preferred to the Transfer Agent by hand or by express courier within three (3) business days of exercise. Each date on which a Notice of Conversion is telecopied to the Transfer Agent in accordance with the provisions hereof shall be deemed a "Conversion Date." The Transfer Agent will transmit the certificates representing the Common issuable upon conversion of all or any part of the shares of Series A Preferred (together with any certificates for replacement shares of Series A Preferred not previously converted but included in the original certificate presented for conversion) to the Holder via express courier within three (3) business days after the Transfer Agent has received the original Notice of Conversion and certificate for the shares of Series A Preferred being so converted. The Notice of Conversion and certificate representing the portion of the shares of Series A Preferred converted shall be delivered as follows:

                   To the Transfer Agent:

                   First City Transfer Company
                   111 Wood Avenue South, Suite 206
                   Iselin, NJ 08830
                   Attn.: Ms. Kathy Zaleski

                   (Tel) (908)205-4517
                   (Fax) (908)205-4544

                   To the Company:

                   KTI, Inc.
                   7000 Boulevard East
                   Guttenberg, NJ 07093
                   Attn.: President
                   (Tel)  201-854-7777
                   (Fax)  201-854-1771

or to such other person at such other place as the Company shall designate to the Holder in writing. The Company shall immediately notify each Holder of any change of Transfer Agent for the Company or termination of the existing Transfer Agent. If there is no Transfer Agent at any time, all references in this SECTION 5(c) to "Transfer Agent" shall be deemed to refer to the Company.

          (i) NO FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of the Series A Preferred. The Company shall pay to any Holder who has converted all or any portion of the shares of Series A Preferred cash in an amount equal to any fractional shares, such amount of cash to be determined by multiplying the closing trading price on the last trading day prior to the date of the conversion by the amount of the fractional share.

     (d) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any certificates representing shares of Series A Preferred, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the certificate(s), if mutilated, the Company shall execute and deliver new certificate(s) of like tenor and date. However, Company shall not be obligated to re-issue such lost or stolen certificates if Holder contemporaneously requests Company to convert such Series A Preferred into Common.

     (e) MANDATORY CONVERSION. The Series A Preferred is subject to mandatory conversion, at which time all shares of Series A Preferred will automatically be converted at the Conversion Price, (i) upon the completion of a firm underwritten public offering of Common by the Company (a "Public Offering") in which (a) gross proceeds to the Company, before expenses and underwriters' discounts and commissions, of at least $20,000,000 are received, (b) the Common so offered is sold at an offering price per share to the public of at least 200% of the Conversion Price then in effect, and (c) the Holders receive, as a consequence of participation in such Public Offering, net proceeds equal to or greater than $3,900,000 (a Public Offering which meets the conditions set forth in (a), (b) and (c) above being referred to as a "Qualified Public Offering"), or (ii) immediately following the completion of a Public Offering that is not a Qualified Public Offering, but, (a) in which the Company receives gross proceeds, before expenses and underwriters' discounts and commissions, of at least $20,000,000, and (b) upon the "Market Price" (as defined below) for each share of Common exceeding 200% of the Conversion Price then in effect for twenty
(20) consecutive trading days, and the average daily trading volume of the Common for such twenty (20) consecutive day period exceeding 10,000 shares. "Market Price" shall mean the closing bid price for the Common, as reported by the Nasdaq National Market System ("Nasdaq"), or if the Common is not traded on Nasdaq, the closing price or, if not available, the low price of the Common in the over-the-counter market or the principal national securities exchange on which the Common is traded.

     (f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common such number of its shares of Common as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Preferred. The Company covenants and agrees that if at any time it would be unable to fully convert all shares of Series A Preferred then outstanding, it will promptly use its best efforts to obtain stockholder approval, within 135 days thereafter, to amend its Certificate of Incorporation to increase the number of authorized shares of Common by an amount sufficient to permit the conversion of all shares of Series A Preferred then outstanding.

     (g)  REDEMPTION BY COMPANY.

          (i) REDEMPTION DATE. The Company shall redeem all outstanding shares of the Series A Preferred on the fifth anniversary of the date of the issuance of the shares of Series A Preferred (the "Redemption Date").

          (ii) REDEMPTION PRICE. The redemption price per share of Series A Preferred shall equal $12.00 per share of Series A Preferred (to be adjusted proportionately if the shares of Series A Preferred to which such amount is applicable are subdivided into a greater number or combined into a lesser number).

          (iii) MECHANICS OF REDEMPTION. The Company shall effect each such redemption by giving notice thereof ("Redemption Notice"), by facsimile, by 5 P.M. New York City time no later than the tenth (10th) business day prior to the Redemption Date and shall provide a copy of such redemption notice by overnight or 2-day courier, to each Holder and the Company's transfer agent for the Series A Preferred ("Series A Transfer Agent"). Such redemption notice shall indicate the applicable redemption price and whether the Company has elected, at its option, to redeem the shares of Series A Preferred for cash (a "Cash Redemption") or for Common (a "Redemption for Stock"). In the event of a Redemption for Stock, the Company shall also specify in the Redemption Notice the number of shares of Common to be issued to the Holder, which shall be based on the following formula:

      Number of shares issued upon redemption of one (1) share of Series A
                                   Preferred =

                                Redemption Price
                          -----------------------------
                            Adjusted Conversion Price

where, the "Adjusted Conversion Price" shall equal ninety five percent (95%) of the average closing bid price of the Common as reported by Nasdaq for the previous ten (10) business days ending on the day before the Redemption Date.

          (iv) HOLDER'S CONVERSION RIGHTS. Notwithstanding the foregoing, Holder shall have five business days following receipt of the Redemption Notice from the Company to elect, in its sole discretion, to convert all or part of the Series A Preferred otherwise being redeemed. Such conversion shall be effected in accordance with the provisions of SECTION 5 hereof, and if an appropriate Notice of Conversion is delivered to the Company in a timely manner, such shares of Series A Preferred shall be deemed to be converted and not redeemed.

          (v) OPTIONAL REDEMPTION. Upon a "Change of Control Transaction" (as defined herein), the Company shall redeem, at the option of the Holder, upon receipt of a written redemption request from such Holder, the Series A Preferred for the accreted value of the shares of Series A Preferred, which shall be the initial purchase price of $8 per share plus interest of 8.19 percent per annum calculated based on the number of actual days elapsed in a 365 day year or 366 day year, as appropriate, plus any dividends which have been declared and which the Holders are entitled to receive with respect to each share of Series A Preferred. A "Change of Control Transaction," is defined as any merger, consolidation or reorganization of the Company pursuant to which shares of capital stock of the Company are converted into cash, securities or other property in which the holders of a majority of the voting capital stock of the Company (on an as-converted and exercised basis) immediately prior thereto beneficially own, directly or indirectly, less than 50% of the combined voting power of the capital stock of the company surviving or resulting from such merger, consolidation or reorganization.

          (vi) PAYMENT OF REDEMPTION PRICE OR ISSUANCE OF SHARE CERTIFICATES. Upon receipt of a Redemption Notice, Holder shall send its shares of Series A Preferred being redeemed to the Company or its Series A Transfer Agent, and the Company shall pay the applicable redemption price within three
(3) business days of receipt of the shares of Series A Preferred, if a Cash Redemption, or issue certificates representing shares of Common, if a Redemption for Stock. The Company shall not be obligated to deliver the redemption price or shares of Common, as the case may be, unless the shares of Series A Preferred so redeemed are delivered to the Company or its Series A Transfer Agent, or, in the event one or more certificates have been lost, stolen, mutilated or destroyed, Holder delivers to the Company a lost certificate affidavit and indemnification agreement reasonably satisfactory to the Company and the Series A Transfer Agent. Any redemption payment owed to any Holder under this SECTION 5(g) which is not paid when due shall bear interest at a rate of 4% in excess of the prime rate of interest in effect as announced by KeyBank of New York.

     Section 6. VOTING RIGHTS. The Holder of each outstanding share of Series A Preferred shall have the right to one vote for each share of Common into which each such share of Series A Preferred could then be converted (assuming, for this purpose only, that shares of Series A Preferred are convertible into fractional shares) at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date of such vote is taken or any written consent of stockholders is solicited. With respect to such vote, such Holder shall have fall voting rights and powers equal to the voting rights and powers of the holders of shares of Common, shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Company, and shall be entitled to vote, together with holders of shares of Common, with respect to any question upon which stockholders of the Company have the right to vote. With respect to all matters upon which stockholders of the Company are entitled to vote, the holders of outstanding shares of Common and the Holders of all outstanding shares of Series A Preferred shall vote together without regard to class, except as expressly required herein, by the Certificate of Incorporation and the By-Laws of the Company or the Business Corporation Law of the State of New Jersey.

     Section 7. STATUS OF CONVERTED STOCK. If any shares of Series A Preferred shall be converted pursuant to SECTION 5 above, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series A Preferred.

     Section 8. PROTECTIVE PROVISION. So long as shares of Series A Preferred are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by the applicable laws of the State of New Jersey) of the Holders of at least a majority of the then outstanding shares of Series A Preferred:

     (a) alter or change the rights, preferences or privileges of the Series A Preferred so as to affect adversely the Series A Preferred;

     (b)  increase the size of the authorized number of Series A Preferred; or

     (c) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the Holders of shares of the Series A Preferred under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

     If Holders of at least a majority of the then outstanding shares of Series A Preferred agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series A Preferred, pursuant to SUBSECTION 8(a) above, so as to affect the Series A Preferred, then the Company will promptly deliver notice of such approved change to the Holders that did not agree to such alteration or change."

     3. Such resolution was duly adopted by the Board of Directors of the Corporation on May 28, 1997.

     4. The Restated Certificate of Incorporation, as amended, is amended so that the designation and number of shares of each class and series acted upon in the resolution, and the relative rights, preferences and limitations of each such class and series, are as stated in the resolution.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this 30th day of May, 1997.

                                             KTI, Inc.


                                             By: /s/ Robert E. Wetzel
                                                 -------------------------------
                                                   Name:  Robert E. Wetzel
                                                   Title: Senior Vice President

                                                                      AMC
                                                                     FILED

                                                                  AUG 8 1997

                                                                LONNA R. HOOKS
                                                              Secretary of State

                         CERTIFICATE OF AMENDMENT TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                  OF KTI, INC.

          Pursuant to the provisions of Sections 14A:7-2(4) and l4A:9-2(2), Corporations, General, of the New Jersey Statutes, the undersigned Corporation executes the following Certificate of Amendment to its Restated Certificate of
Incorporation:

          1.   The name of the corporation is KTI, Inc. (the "Corporation").

          2. The following resolution was adopted by the Board of Directors of the Corporation:

          Resolved that a new ARTICLE ELEVENTH relating to the designation, number rights, preferences and limitation of a series of preferred stock shall be added to the Restated Certificate of Incorporation, as amended, and shall read in its entirety as follows:

                               "ARTICLE ELEVENTH"

          Section 1. DESIGNATION AND AMOUNT. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock, no par value, designated as the "8 3/4% Series B Convertible Exchangeable Preferred Stock" (the "Series B Preferred"). The number of shares constituting such series shall be 880,000. The liquidation preference of the Series B Preferred (the "Liquidation Preference") shall be $25.00 per share.

          Section 2. RANK. The Series B Preferred shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation and to each other class of capital stock or series of preferred stock established after the Series B Preferred Issue Date by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with the Common Stock of the Corporation as "Junior Securities"); (ii) on a parity with the Corporation's Series A Preferred Stock and, subject to certain conditions, with any class of capital stock or series of preferred stock issued by the Corporation which was established after the Series B Preferred Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with Series B Preferred as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) subject to certain conditions, junior to

287281                                                                0100279875
534830
each class of capital stock or series of preferred stock issued by the Corporation which was established after the Series B Preferred Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"). The Series B Preferred shall be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities, provided that the Corporation may not issue any new class of Parity Securities or Senior Securities without the approval of the Holders of at lease a majority of the shares of Series B Preferred then outstanding, voting or consenting, as the case may be, together as one class unless the PRO FORMA ratios for the latest twelve months of (i) net income available for preferred dividends to preferred dividends is not less than 1:1 and (ii) EBITDA less capital expenditures, securities amortization and redemption, cash taxes and changes in working capital to preferred dividends is not less than 1:2:1. The Series B Preferred shall rank junior in right of payment to all indebtedness and other debt obligations of the Corporation.

          Section 3.    DIVIDENDS.

               (a) Beginning on the Series B Preferred Issue Date, the Holders of the outstanding shares of Series B Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, from any source of funds legally available therefor, distribution in the form of cash dividends on each share of Series B Preferred, at a rate PER ANNUM equal to 8 3/4% of the Liquidation Preference per share of the Series B Preferred plus accumulated and unpaid dividends thereon as of the last Dividend Payment Date, payable quarterly; provided that if the Corporation fails to register the Series B Preferred pursuant to the terms of, and within the time periods set forth in, the Registration Rights Agreement dated August 7, 1997 between the Corporation and credit Research & Trading LLC, then the dividend rate shall increase 0.5% per annum for each period during which such registration is not effective. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Series B Preferred Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on November 1, 1997. Each distribution in the form of a dividend shall be payable to the Holders of record as they appear on the stock register of the Corporation on the record date for such purpose fixed by the Board of Directors, which shall not be less than 10 nor more than 60 days preceding the related Dividend Payment Date. Dividends shall cease to accumulate in respect of shares of the Series B Preferred on the Exchange Date or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Notes in respect of the Series

     B Preferred on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

               (b) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any cash dividends on shares of the Series B Preferred at any time.

               (c) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to
     Section 6(a) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

               (d) Except as set forth in the following sentence, no dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends by the Corporation on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in cash or declared and a sum in cash set apart sufficient for such payment of the Series B Preferred for all Dividend Periods terminating on or prior to the date of payment of such dividends on such Parity Securities. If full dividends in cash are not so paid upon the shares of the Series B Preferred and any other Parity Securities, all dividends declared upon the Series B Preferred and other Parity Securities shall be declared PRO RATA so that the amount of dividends declared on each class or series of the Series B Preferred and such Parity Securities shall in all cases bear to each other the same ratio that the aggregate accumulated dividends on the Series B Preferred and such Parity Securities bear to each other.

               (e)  (i)      Holders of shares of the Series B Preferred shall
     be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                    (ii) So long as any shares of Series B preferred are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith have been paid or deemed paid in full on the Series B Preferred for all past Dividend Periods.

                    (iii) So long as any shares of the Series B Preferred are outstanding, the Corporation shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Parity Securities or any such warrants, rights, calls or options unless the dividends determined in accordance herewith on the Series B Preferred have been paid or deemed paid in full for all past Dividend Periods.

               (f) Dividends payable on shares of the Series B Preferred for any period of less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. If any Dividend Payment Date occurs on a day that is not a Business Day, any accumulated dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

          Section 4.    LIQUIDATION PREFERENCE.

               (a) Upon any voluntary or involuntary dissolution or winding-up of the Corporation, the Holders of shares of Series B Preferred then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution, the Liquidation Preference, plus an amount in cash equal to accumulated and unpaid dividends thereon as of the last Dividend Payment Date prior to the date fixed for dissolution or winding-up (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made or any assets distributed to the holders of any Junior Securities, including, without limitation, Common Stock of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amount payable with respect to the Series B Preferred and all other Parity Securities is not paid in full, then the Holders of the Series B Preferred and the Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference and accumulated and unpaid dividends thereon as of the last Dividend Payment Date prior to the date of such voluntary or involuntary dissolution or winding-up, to which each is entitled. After payment of the full amount of the Liquidation Preferences and accumulated and unpaid dividends thereon as of the last Dividend Payment Date to which they are entitled, the Holders of shares of Series B Preferred shall not be entitled to any further participation in any distribution of assets of the Corporation.

               (b) For the purposes of this Section 4 only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock; securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

          Section 5.    CONVERSION.

               (a) A Holder of shares of Series B Preferred may convert such shares into Common Stock at any time. For the purposes of conversion, each share of Series B Preferred shall be valued at the Liquidation Preference plus accumulated and unpaid dividends thereon as of the last Dividend Payment Date, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion, except that the right to convert shares of Series B Preferred called for redemption shall terminate at the close of business on the Business Day preceding the Redemption Date and shall cease if not exercised prior to that time (unless the Corporation shall default in making the payment due upon redemption). Immediately following such conversion, the rights of the Holders of converted Series B Preferred shall cease and the persons entitled to receive the Common Stock upon the conversion of Series B Preferred shall be treated for all purposes as having become the owners of such Common Stock.

               (b) To convert Series B Preferred, a Holder must (i) surrender the certificate or certificates evidencing the shares of Series B Preferred to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or the Corporation's transfer agent for the Series B Preferred, (ii) notify the Corporation at such office that he elects to convert Series B Preferred and the number of shares he wishes to convert, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required. In the event that a Holder fails to notify the Corporation of the number of shares of Series B Preferred which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the Holder satisfies all those requirements is the "Conversion Date." As soon as practical, the Corporation shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion, a payment in cash for any factional share and a new certificate representing the unconverted portion, if any, of the shares of Series B Preferred represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the shareholder of record on and after the Conversion Date. No payment or adjustment will be made for accumulated and unpaid dividends on converted shares of Series B Preferred or for dividends on any Common stock issued upon such conversion. A share of Series B Preferred surrendered for conversion during the period from the close of business on any record date for the payment of dividends to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash in an amount equal to the dividend payable on such Dividend Payment Date, unless such share of Series B Preferred has been called for redemption on a Redemption Date occurring during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a share of Series B Preferred called for redemption on a date during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record Holder of such share on such record date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date, and the Holder converting such share of Series B Preferred need not include a payment of such dividend amount upon surrender of such share of Series B Preferred for conversion. If a Holder of Series B Preferred converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Series B Preferred converted. If the last day on which Series B Preferred may be converted is not a Business Day, Series B Preferred may be surrendered for conversion on the next succeeding Business Day.

               (c) The Corporation shall not issue a fractional share of Common Stock upon conversion of Series B Preferred.

     Instead the Corporation shall pay a cash adjustment for the current market value of the fractional share. The current market value of a fraction of a share shall be determined as follows: Multiply the current market price of a full share by the fraction. Round the result to the nearest cent. The current market price of a share of Common Stock is the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date.

               (d) If a Holder converts shares of Series B Preferred, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax that is due because the shares are issued in a name other than the Holder's name.

               (e) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series B Preferred in full. All shares of Common Stock that may be issued upon conversion of Series B Preferred shall be fully paid and nonassessable. The Corporation shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series B Preferred and shall endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

               (f) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this section 5(f), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

               (g) In case the Corporation shall issue rights, options or warrants to all holders of its Common stock entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided in Section 5(k) below) of Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(g), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effectively immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this
     Section 5 after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this Section 5(g), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

               (h) In case the outstanding shares of Common stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of

     Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.

               (i) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock (i) evidences of its indebtedness or (ii) shares of any class of capital stock, cash or other assets (including securities, but excluding (A) any rights, options or warrants referred to in Section 5(g) above, (B) any dividend or distribution referred to in Section 5(f) above and (C) cash dividends paid from the Corporation's retained earnings, unless the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid in respect of any repurchases of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the Corporation's market capitalization (being the product of the then current market price per share (determined as provided in 5(k) below) of the Common Stock times the aggregate number of shares of Common Stock then outstanding) on the record date for such distribution, then in each case, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided Section 5(k) below) of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement which shall be available upon request) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this Section 5) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution. The following transactions shall be excluded from the foregoing clauses (1) and (2): (I) repurchases of Common Stock issued under the Corporation's stock incentive programs and (II) dividends or distributions payable-in-kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of Junior Securities.

               (j) The reclassification or change of Common Stock into securities, including securities other than Common Stock, (other than any reclassification upon a consolidation or merger to which Section 5(r) below shall apply) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of Section 5(i) above), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 5(h) above).

               (k) For the purpose of any computation under Section (g) or (i) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Days preceding such day.

               (l) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest l/100th of a share, as the case may be.

               (m) For purposes of this Section 5, "Common Stock" includes any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation. However, subject to the provisions of Section 5(r) below, shares issuable on conversion of shares of Series B Preferred shall include only shares of the class designated as Common Stock of the Corporation on the Series B Preferred Issue Date or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; PROVIDED that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               (n) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. No adjustment in the Conversion Price need be made under Sections 5(f), (g) and (i) above if the Corporation issues or distributes to each Holder of Series B preferred the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those Sections which each Holder would have been entitled to receive had Series B Preferred been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

               (o) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to Holders of Series B Preferred, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent for the Series B Preferred, if any, a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Section 5(p) below, the certificate shall be conclusive evidence that the adjustment is correct.

               (p) The Corporation from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common stock by any amount, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to Holders of Series B Preferred a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 5(f), (g), (h) and (i) above.

               (q)  If:

                    (i) the Corporation takes any action which would require an adjustment in the Conversion Price pursuant to Section 5
          (g), (i) or (j) above;

                    (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and shareholders of the Corporation must approve the transaction; or

                    (iii) there is a dissolution or liquidation of the Corporation;

     the Corporation shall mail to Holders of the Series B Preferred, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause
     (i), (ii) or (iii) of this Section 5 (q).

               (r) In the case of any consolidation of the Corporation or the merger of the Corporation with or into any other entity or the sale or transfer of all or substantially all of the assets of the Corporation pursuant to which the Corporation's Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each share of Series B Preferred shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the of shares of Common Stock into which such share of Series B Preferred might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holders of Series B Preferred, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series B Preferred. If this Section 5(r) applies, Sections 5(f), (g), (h), (i) and (j) do not apply.

               (s) In any case in which this Section 5 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (A) the issuance to the Holder of any shares of Series B preferred converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (B) a cash payment for any remaining fractional shares of Common Stock as provided in Section 3 (c) above; PROVIDED, HOWEVER, that if such event shall not have occurred and authorization of such event shall be rescinded by the Corporation, the Conversion Price shall be recomputed immediately upon such recision to the price that would have been in effect had such event not been authorized, PROVIDED that such recision is permitted by and effective under applicable laws.

               (t)  All shares of Series B Preferred converted pursuant to this
     Section 5 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock.

          Section 6.    REDEMPTION.

               (a) OPTIONAL REDEMPTION. (i) The Corporation may, at the option of the Board of Directors, redeem at any time on or after August 15, 2000, from any source of funds legally available therefor, from time to time, in whole or in part, in the manner PROVIDED in Section 6(c) hereof, any or all of the shares of the Series B Preferred, at the redemption prices set forth below if redeemed during the 12 month period beginning on, August 15 of each of the years indicated below:

     YEAR                                        REDEMPTION PRICES
     2000 ......................................  $26.10 per share
     2001 ......................................  $25.73 per share
     2002 ......................................  $25.37 per share
     2003 ......................................  $25.00 per share plus, in each case, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date to the Redemption Date) (the "Optional Redemption Price"), PROVIDED, that no optional redemption pursuant to this Section 6(a)(i) shall be authorized or made unless prior to giving the applicable Redemption Notice all accumulated and unpaid dividends for Dividend Periods ended prior to the date of such Redemption Notice shall have been paid in cash.

                    (ii) Notwithstanding subsection (i) above, on or after August 15, 1999, the Corporation may, at its option, redeem the Series B Preferred at $26.47 per share plus accumulated and unpaid dividends thereon as of the last Dividend Payment Date if the Common Stock bid price has averaged not less than 1.5 times the Conversion Price during the preceding 20 consecutive Trading Days.

                    (iii) In the event of a redemption pursuant to Section 6(a) (i) or Section(a) (ii) hereof of only a portion of the then outstanding shares of the Series B Preferred, the Corporation shall effect such redemption PRO RATA according to the number of shares held by each Holder of the Series B Preferred or by lot, as may be determined by the Corporation in its sole discretion; PROVIDED that the Corporation may redeem all shares held by Holders of fewer than 100 shares of Series B Preferred (or by Holders that would hold fewer than 100 shares of Series B Preferred following such redemption) prior to its redemption of other shares of Series B Preferred.

               (b) MANDATORY REDEMPTION. (i) On August 15, 2004, the Corporation shall redeem from any source of funds legally available therefor, in the manner provided in Section 6 (c), all of the then outstanding shares of Series B Preferred at a redemption price equal to 100% of the then effective Liquidation Preference per share, plus an amount equal to all accumulated and unpaid dividends thereon as of the last Dividend Payment Date (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date to the Redemption Date) (the "Mandatory Redemption Price"). The Mandatory Redemption Price shall be made at the option of the Corporation either in
     (a) cash or (b) Common Stock valued at 95% of the average Closing Price of the Common Stock during the 20 Trading Days prior to such redemption price.

                    (ii) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series B Preferred pursuant to this Section 6(b) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as the Mandatory Redemption Obligation with respect to the Series B Preferred shall not be fully discharged, the Corporation shall not, directly or indirectly, redeem, purchase or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities.

               (c) PROCEDURES FOR REDEMPTION. (i) At least 30 days and not more than 60 days prior to the Redemption Date of the Series B Preferred, the Corporation shall make a public announcement of the redemption, and shall mail written notice (the "Redemption Notice") by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Series B Preferred at such Holder's address as the same appears on the stock register of the Corporation, PROVIDED that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series B Preferred to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                         (A) that the redemption is pursuant to Section 6(a)(i) or 6(b)(i), as applicable hereof;

                         (B)  the redemption price;

                         (C) whether all or less than all the outstanding shares of the Series B Preferred are to be redeemed and the total number of shares of the Series B Preferred being redeemed;

                         (D) the number of shares of Series B Preferred, held as of the appropriate record date, by the Holder that the Corporation intends to redeem;

                         (E)  the Redemption Date;

                         (F)  that the Holder is to surrender to the
               Corporation, at the place or places where certificates for shares of Series B Preferred are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Series B Preferred to be redeemed;

                         (G) the name of any bank or trust company performing the duties referred to in Section 6(c) (iv) hereof; and

                         (H) that dividends on the shares of the Series B Preferred to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the redemption price,

                    (ii) Each Holder of Series B Preferred shall surrender the certificate or certificates representing such shares of Series B Preferred to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                    (iii) Unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the Series B Preferred called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price without interest.

                    (iv) If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein an amount in cash equal to the full redemption price shall have been segregated and irrevocably deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the Holders of the Series B Preferred called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the close of business on the day on which such funds are so deposited, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect of such shares shall forthwith cease and terminate and, for the purposes of Section 6(c)(i) (H) and 6(c)(iii) above, the Corporation will be deemed to have paid the redemption price on the Redemption Date, except only the right of Holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right of the Holders thereof to convert such shares as provided in Section 5 hereof to the Business Day preceding the Redemption Date. The aforesaid bank or trust company shall be organized and in good standing under the laws of the Unites States of America or any state thereof, shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, in respect of shares of the Series B Preferred that are subsequently converted shall be promptly returned to the Corporation. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the Holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

          Section 7.    VOTING RIGHTS.

               (a) The Holders of shares of Series B Preferred, except as otherwise required under New Jersey law, the Restated Certificate of Incorporation of the Corporation, as amended (the "Restated Certificate of Incorporation"), or as set forth in Sections 7(b), (c) or (d) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation.

               (b)  (i)      So long as any shares of the Series B Preferred are
     outstanding, the Corporation shall not authorize or issue any new class of Parity Securities or Senior Securities, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any such class or series, or authorize any obligation or security convertible into or evidencing the right to purchase any such Parity Securities or Senior Securities unless the pro forma ratios for the latest twelve months of (A) net income available for preferred dividends to preferred dividends is not less than 1:1 and (B) EBITDA less capital expenditures, securities amortization and redemption, cash, taxes and changes in working capital to preferred dividends is not less than 1.2:1 without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Series B Preferred, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                    (ii) So long as any shares of the Series B Preferred are outstanding and without the affirmative vote or convent of Holders of at least a majority of the issued and outstanding shares of Series B Preferred, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not amend the Restated Certificate of Incorporation so as to affect adversely the voting rights, preferences, privileges or relative, participating, optional or other specified rights of Holders of shares of Series B Preferred or to authorize the issuance of any additional shares of Series B Preferred; PROVIDED that any such amendment that adversely changes the dividend payable on, or the Liquidation Preference of, the Series B Preferred shall require the affirmative vote or consent of all Holders of Series B Preferred, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                    (iii) and so long as any shares of the Series B Preferred are outstanding, the Corporation shall not, amend or modify the Exchange Note Indenture from the form as existing on the date of issue of the Series B Preferred (except as expressly provided therein), until the exchange of Series B Preferred for Exchange Notes) without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Series B Preferred, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (c)  (i)      If the Corporation fails to (A) declare and pay in
     full dividends accumulated and owing on any Dividend Payment Date for more than four consecutive Dividend Payment Dates (a "Dividend Default"); or (B) satisfy any Mandatory Redemption Obligation with respect to the Series B Preferred or to make a series B Preferred Change of Control Offer or to repurchase all of the Series B Preferred validly tendered in a Series B Preferred Change of Control Offer pursuant to the provisions of Section 9 hereof (a "Change of Control Default") (in each case, a "Voting Rights Triggering Event"), then the number of directors consisting the Board of Directors shall thereupon automatically be increased by one, in the case of clause (A) above and two, in the case of clause (B) above, and the Holders of a majority of the outstanding shares of Series B Preferred, voting separately as one class (or as a class together with the holders of shares of Parity Securities, if such holders are entitled to elect additional directors pursuant to any provisions of the Restated Certificate of Incorporation that are similar to those of the Holders of the Series B Preferred), shall be entitled to elect such members to the Board of Directors at a special meeting therefor called upon the occurrence of such Voting Rights Triggering Event and at every subsequent meeting at which the terms of office of the directors so elected expire. In no event shall the holders of the Series B Preferred and the holders of Parity Securities voting together as a class be entitled to elect a total of more than two additional directors to the Board of Directors of the Corporation.

                    (ii) The right of the Holders of Series B Preferred voting separately as one class to elect members of the Board of Directors as set forth in Section 7(c)(i) above shall continue until such time as (A) in the event such right arises due to a Dividend Default, all accumulated dividends that are in arrears on the Series B Preferred are paid in full; and (B) in the event such right arises because a Change of Control Default, the Corporation remedies any such failure, breach or default, at which time (Y) the special right of such Holders so to vote for the election of directors and (Z) the term of office of any directors elected pursuant to Section 7(c)(i) shall terminate, and the directors elected by the holders of Common Stock shall constitute the entire Board of Directors and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of shares of the Series B Preferred pursuant to Section 7(c)(i) hereof or if vacancies shall exist in the offices of directors elected by the Holders of shares of the Series B Preferred, a proper officer of the Corporation may, and upon the written request any Holder of record of shares of Series B Preferred then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the Holders of Series B Preferred, for the purpose of electing the directors that such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Corporation within 30 days after personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then any Holder of record of outstanding shares of the Series B Preferred may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for special meetings of shareholders of the Corporation and shall he held at the place for holding the annual meetings of shareholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this
          Section 7(c)(ii), no such special meeting shall be called if any much request is received less than 30 days before the date fixed for the next ensuing annual or special meeting of shareholders of the Corporation. Any Holder of shares of the Series B Preferred so designated shall have, and the Corporation shall provide, access to the lists of Holders of shares of the Series B Preferred for purposes of calling a meeting pursuant to the provisions of this Section 7(c)(ii).

                    (iii) At any meeting held for the purpose of electing directors at which the Holders of Series B Preferred shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Series B Preferred shall be required to constitute a quorum of such Series B Preferred.

                    (iv) Directors elected pursuant to this Section 7 shall serve until the earlier of (A) the next annual meeting of the shareholders and until their successors are qualified or (B) the time specified in Section 7(c) (ii) above. Any vacancy occurring in the office of a director elected by the Holders of shares of the Series B Preferred may be filled by the Board of Directors with a Person nominated by the remaining director elected by the Holders of shares of Series B Preferred (or such Holders and holders of such Parity Securities) unless and until such vacancy shall be filled by the Holders of shares of the Series B Preferred (or such Holders and holders of such Parity Securities) by calling a special meeting of such Holders as provided in Section 7(c) (ii).

               (d) In any case in which the Holders of shares of the Series B Preferred shall be entitled to vote pursuant to this Section 7 or pursuant to New Jersey law, each Holder of shares of the Series B Preferred shall be entitled to one vote for each share of Series B Preferred held.

          Section 8.    EXCHANGE.

               (a)  (i)      The Corporation at its option may exchange all, but
     not less than all, of the then outstanding shares of Series B Preferred into the Corporation's 8 3/4% Convertible Subordinated Notes due 2004 (the "Exchange Notes") on any Dividend Payment Date, PROVIDED that within 60 days of the Exchange Date, the Corporation shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder, which notice shall state: (A) that the Corporation is exercising its option to exchange the Series B Preferred into Exchange Notes pursuant to the Restated Certificate of Incorporation; (B) the date of the exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 6O days following the date on which the Exchange Notice is mailed; (C) that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Series B Preferred are to be surrendered for exchange, in the manner designated in the Exchange Notice, his certificate or certificates representing the shares of Series B Preferred to be exchanged; (D) that dividends on the shares of Series B Preferred to be exchanged shall cease to accumulate on the Exchange Date whether or not certificates for shares of Series B Preferred are surrendered for exchange on the Exchange Date unless the Corporation shall default in the delivery of Exchange Notes; and (E) that interest on the Exchange Notes shall accrue from the Exchange Date whether or not certificates for shares of Series B Preferred are surrendered for exchange on the Exchange Date, on the Exchange Date, if the conditions set forth in clauses (U) through (Y) below are satisfied, the Corporation shall issue Exchange Notes in exchange for the Series B Preferred as provided in Section 8(a)(ii), provided that on the Exchange Date: (U) there are no accumulated and unpaid dividends on the Series B Preferred (including the dividends payable on such date) or other contractual impediment to such exchange; (V) there shall be legally available funds sufficient therefor; (W) the Exchange Note Indenture and the trustee thereunder shall have been qualified under the Trust
     Indenture Act; (X) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Note Indenture) would exist under the Exchange Note indenture; and (y) the Corporation shall have delivered to the trustee under the Exchange Date Indenture a written opinion of counsel, dated the Exchange Date, regarding the satisfaction of the conditions set forth in clauses (U), (V), and (W). In the event that the issuance of the Exchange Notes is not permitted on the Exchange Date or any of the conditions set forth in clauses (U) through
     (X) of the preceding sentence are not satisfied on the Exchange Date, the Corporation shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

                    (ii) Upon any exchange pursuant to Section 8 (a)(i), Holders of outstanding shares of Series B Preferred shall be entitled to receive $1,000 principal amount of Exchange Notes for each 40 shares of Series B Preferred, plus an amount in cash equal to accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date to the Exchange Date); PROVIDED, that the Corporation shall pay cash in lieu of issuing an Exchange Note in a principal amount of less than $1,000. on and after the Exchange Date, unless the Corporation defaults in the issuance of Exchange Notes in exchange for the Series B Preferred, dividends will cease to accumulate on the outstanding shares of Series B Preferred, and all rights of the Holders of Series B Preferred (except the right to receive the Exchange Notes, an amount in cash equal to the accumulated and

                                                                     AMC
                                                                    FILED

                                                                  OCT 31 1997

                                                                LONNA R. HOOKS
                                                              Secretary of State

                         CERTIFICATE OF AMENDMENT TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                  OF KTI, INC.

     Pursuant to the provisions of Sections l4A:7-2(4) and 14A:9-2(2), Corporations, General, of the New Jersey Statutes, the undersigned Corporation executes the following Certificate of Amendment to its Restated Certificate of
Incorporation:

     1.   The name of the corporation is KTI, Inc. (the "Corporation").

     2.   The following resolution was adopted by the Board of Directors of the
Corporation:

     Resolved that a new ARTICLE TWELFTH relating to the designation, number rights, preferences and limitations of a series of preferred stock shall be added to the Restated Certificate of Incorporation, as amended, and shall read in its entirety as follows:

                                "ARTICLE TWELFTH"

     Section 1. DESIGNATION AND AMOUNT. The series of Preferred Stock designated and known as the "Series C Preferred" shall have no par value and the number of shares constituting the Series C Preferred shall be 447,500. The Series C Preferred Stock is issued pursuant to the blank check preferred stock authorized by the Company's Restated Certificate of Incorporation. The Series C Preferred can only be issued in exchange for Series A Preferred on a one for one basis. The Series C Preferred Stock shall be redesignated as Series A Preferred upon all outstanding Series A Preferred being exchanged for Series C Preferred or converted into Common Stock.

     Section 2. RANK. The Series C Preferred shall rank: (i) prior to all of the Company's Common Stock, no par value ("Common"); (ii) PARI PASSU with any class or series of convertible Preferred Stock, Series A Preferred, Series B Preferred, or other capital stock of the Company hereafter created, which is convertible into Common or which, when originally issued, was issued simultaneously with Common purchase warrants; and (iii) junior to any class of preferred stock which is not convertible into any other class of securities of the Company ("Senior Securities"), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

     Section 3. DIVIDENDS. If any dividend or other distribution payable in cash, securities or other property (other than securities of the Company the issuance of which gives rise to adjustment of the Conversion Price as set forth below) is declared on the Common, each holder of shares of Series C Preferred on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number (including any fraction) of shares of Common into which the shares of Series C Preferred then held by such holder are then convertible.

                                                                      0100279875

     Section 4.    LIQUIDATION PREFERENCE.

     (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series C Preferred (the "Holders"), shall be entitled to receive, prior to any payment with respect to any shares of Common but after any payment with respect to any outstanding shares of Senior Securities, an amount per share (the "Liquidation Preference") equal to the sum of (i) $8.00 for each outstanding share of Series C Preferred, plus (ii) interest of 8.19 percent per annum calculated based on the number of actual days elapsed in a 365 day year or a 366 day year, as appropriate, from June 4, 1997, plus (iii) any dividends which have been declared and which the Holders are entitled to receive with respect to each share of Series C Preferred. If upon the occurrence of such event, the assets and funds available to be distributed among the Holders shall be insufficient to permit the payment to such Holders of the full preferential amounts due to such Holders, then the entire assets and funds of the Company legally available for distribution to such Holders and the holders of securities PARI PASSU with the Series C Preferred shall be distributed among the Holders and holders of such PARI PASSU securities on a pro rata basis.

     Seciion 5.    CONVERSION. The record Holders of Series C Preferred shall have conversion rights as follows (the "Conversion Rights"):

     (a)  RIGHT TO CONVERT.

          (i) Each record Holder of Series C Preferred shall be entitled to convert shares of Series C Preferred at any time into that number of fully-paid and non-assessable shares of Common of the Company calculated in accordance with the following formula (the "Conversion Rate"):

      Number of shares issued upon conversion of one (1) share of Series C
                                   Preferred =

                             Liquidation Preference
                          ----------------------------
                                Conversion Price

where "Conversion Price" means $8.00, as adjusted herein.

     (b) ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time upon the occurrence of certain events described in this SECTION 5(b).

          (i) SUBDIVISION OR COMBINATION OF COMMON AND COMMON DIVIDEND. In case the Company shall at any time subdivide its outstanding Common into a greater number of shares or declare a dividend upon the Common payable solely in shares of Common, the Conversion Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced. Conversely, in case the outstanding Common shall be combined into a smaller number of shares of Common, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (ii) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, prior to the conversion of all Series C Preferred, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, and as a result of which shares of Common of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or other property, the Holders shall be given at least 30 days advance written notice of such transaction. The Holders shall then have the right to purchase and receive upon conversion of Series C Preferred, upon the basis and subject to the terms and conditions specified herein and in lieu of the shares of Common immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common immediately theretofore purchasable and receivable upon the conversion of Series C Preferred held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place. In any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate and of the number of shares issuable upon conversion of the Series C Preferred) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Company shall not effect any transaction described in this SUBSECTION 5(b)(ii) unless (1) each Holder has been given at least 20 days advance written notice of such transaction, and (2) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders such shares of stock and/or securities or other property as, in accordance with the foregoing provisions, the Holders of may be entitled to receive upon conversion of the Series C Preferred. Notwithstanding the foregoing, if any of the events described herein constitutes a Change in Control Transaction, the Holders shall have the option, exercisable by written notice to the Company, to receive the Liquidation Preference for their shares of Series C Preferred pursuant to
SECTION 4(b) above in lieu of their rights under this SECTION 5(b)(ii).

          (iii) DILUTIVE ISSUANCES. If the Company shall sell or issue at any time shares of Common (other than Excluded Securities, as defined in SECTION 5(b)(viii) below) at a consideration per share less than the Conversion Price then in effect, the Conversion Price shall be adjusted to a new Conversion Price (calculated to the nearest cent) determined by dividing:

                  (A) an amount equal to (i) the total number of "Shares Outstanding" (as defined below) immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance plus (ii) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance; by

                  (B) the total number of Shares Outstanding immediately after such issuance or sale.

In no event shall any such adjustment be made pursuant to this SECTION 5(b)(iii) if it would increase the Conversion Price in effect immediately prior to such adjustment, except as provided in SECTIONS 5(b)(vi) AND 5(b)(vii).

          (iv) DEFINITIONS. For purposes of this SECTION 5(b), the following definitions shall apply:

                  (A) "CONVERTIBLE SECURITIES" means any indebtedness or securities convertible into or exchangeable for Common.

                  (B) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common or Convertible Securities other than rights, warrants or options to purchase Excluded Securities (as defined in SECTION 5(b)(viii)).

                  (C) "SHARES OUTSTANDING" means the aggregate of all shares of Common outstanding and all Common issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

          (v) ADJUSTMENTS. For the purposes of this SECTION 5(b), the following provisions shall also be applicable:

                  (A) CASH CONSIDERATION. In case of the issuance or sale of additional shares of Common for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company from the recipients or purchasers of the additional shares of Common for such shares of Common.

                  (B) NON-CASH CONSIDERATION. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional shares of Common, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value of the consideration other than cash received by the Company for such securities.

                  (C) OPTIONS AND CONVERTIBLE SECURITIES. In case the Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Common issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities (in each case, without giving effect to any future operation of any anti-dilution clauses in any such Option or Convertible Securities at the time of such issuance or grant) at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this SECTION 5(b) and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; PROVIDED that, subject to the provisions of SECTION 5(b)(vi), no further adjustment of the Conversion Price shall be made upon the actual issuance of any such shares of Common or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

          (vi) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Option referred to in SUBSECTION 5(b)(v)(C), or the rate at which any Convertible Securities referred to in SUBSECTION 5(b)(v)(C) are convertible into or exchangeable for shares of Common shall change at any time (other than under or by reason of provisions designed to protect against dilution), then, for purposes of any adjustment required by SECTION 5(b), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided that if such readjustment is an increase in the Conversion Price, such readjustment shall not exceed the amount (as adjusted by SECTIONS 5(b)(i) and 5(b)(v)) by which the Conversion Price was decreased pursuant to SECTION 5(b)(ii) upon the issuance of the Option or Convertible Security. If the purchase price provided for in any such Option referred to in SUBSECTION 5(b)(v)(C), or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in SUBSECTION 5(b)(v)(C), or the rate at which any Convertible Securities referred to in SUBSECTION 5(b)(v)(C) are convertible into or exchangeable for shares of Common, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security; the Conversion Price then in effect hereunder shall, upon issuance of such shares of Common be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the shares of Common, provided that if such readjustment is an increase in the Conversion Price, such readjustment shall not exceed the amount (as adjusted by SECTIONS 5(b)(i) AND 5(b)(iii) by which the Conversion Price was decreased pursuant to SECTION 5(b)(iii) upon the issuance of the Option or Convertible Security.

          (vii) TERMINATION OF OPTION OR CONVERSION RIGHTS. In the event of the termination or expiration of any right to purchase shares of Common under any Option granted after the date hereof or of any right to convert or exchange Convertible Securities issued after the date hereof, the Conversion Price shall, upon such termination, be readjusted to the Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common issuable thereunder shall no longer be deemed to be Shares Outstanding, provided that if such readjustment is an increase in the Conversion Price, such readjustment shall not exceed the amount (as adjusted by SECTIONS 5(b)(i) AND 5(b)(iii)) by which the Conversion Price was decreased pursuant to SECTION 5(b)(iii) upon the issuance of the Option or Convertible

Security, The termination or expiration of any right to purchase shares of Common under any Option granted prior to the date hereof or of any right to convert or exchange Convertible Securities issued prior to the date hereof shall not trigger any adjustment to the Conversion Price, but the shares of Common issuable under such Options or Convertible Securities shall no longer be counted in determining the number of Shares Outstanding on the date hereof for purposes of subsequent calculations under this SECTION 5(b).

          (viii) EXCLUDED SECURITIES. Notwithstanding anything herein to the contrary, the Conversion Price shall not be adjusted pursuant to this SECTION 5(b) by virtue of the issuance and/or sale of "Excluded Securities", which means the following: (a) up to 682,185 shares of Common, Options or Convertible Securities to be issued and/or sold to employees, advisors (including, without limitation, financial, technical and legal advisers), directors or officers of, or consultants to, the Company or any of its subsidiaries pursuant to a stock grant, stock option plan, stock purchase plan, pension or profit sharing plan or other stock agreement or arrangement existing as of the date hereof and which has been approved by the stockholders of the Company; (b) the reissuance of any expired and unexercised, cancelled or forfeited Options under any plan referred to in SUBSECTION (a) above; (c) the issuance of shares of Common, Options and/or Convertible Securities pursuant to Options and Convertible Securities outstanding as of the date hereof; (d) the issuance of shares of Common, Options or Convertible Securities as a stock dividend or upon any subdivision or combination of shares of Common or Convertible Securities; (e) the issuance of shares of Common pursuant to the exercise of certain warrants to be issued in connection with the issuance of the shares of Series C Preferred; or (f) shares of Common or Convertible Securities issued and sold by and for the account of the Company pursuant to an effective registration statement filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended. For all purposes of this SECTION 5(b), all shares of Common which are Excluded Securities shall be deemed to have been issued for an amount of consideration per share equal to the Conversion Price in effect at the time of issuance.

          (ix) All calculations under this SECTION 5(b) shall be made to the nearest one half of one cent ($.005) or to the nearest one-tenth of a share, as the case may be.

          (x) NOTICE OF ADJUSTMENT. Promptly after adjustment of the Conversion Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holders at the address of such Holders as shown on the books of the Company. The notice shall be signed by an officer of the Company and shall state the effective date of the adjustment and the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (c) MECHANICS OF CONVERSION. Conversion of the Series C Preferred to Common may be exercised in whole or in part by a Holder telecopying an executed and completed notice of conversion ("Notice of Conversion") to the transfer agent of the Company (the "Transfer Agent"), with a copy to the Company, and delivering the original Notice of Conversion and the certificate representing the shares of Series C Preferred to the Transfer Agent by hand or by express courier within three (3) business days of exercise. Each date on which a Notice of Conversion is telecopied to the Transfer Agent in accordance with the provisions hereof shall be deemed a "Conversion Date." The Transfer Agent will transmit the certificates representing the Common issuable upon conversion of all or any part of the shares of Series C Preferred (together with any certificates for replacement shares of Series C Preferred not previously converted but included in the original certificate presented for conversion) to the Holder via express courier within three (3) business days after the Transfer Agent has received the original Notice of Conversion and certificate for the shares of Series C Preferred being so converted. The Notice of Conversion and certificate representing the portion of the shares of Series C Preferred converted shall be delivered as follows:

                  To the Transfer Agent:

                  American Stock Transfer & Co.
                  40 Wall Street
                  New York, NY 10005
                  Attn.: Mr. Isaac Kagan
                  (Tel)(718) 921-8293
                  (Fax)(718) 921-8334

                  To the Company:

                  KTI, Inc.
                  7000 Boulevard East
                  Guttenberg, NJ 07093
                  Attn.: President
                  (Tel)  201-854-7777
                  (Fax)  201-854-1771

or to such other person at such other place as the Company shall designate to the Holder in writing. The Company shall immediately notify each Holder of any change of Transfer Agent for the Company or termination of the existing Transfer Agent. If there is no Transfer Agent at any time, all references in this SECTION 5(c) to "Transfer Agent" shall be deemed to refer to the Company.

          (i) NO FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of the Series C Preferred. The Company shall pay to any Holder who has converted all or any portion of the shares of Series C Preferred cash in an amount equal to any fractional shares, such amount of cash to be determined by multiplying the closing trading price on the last trading day prior to the date of the conversion by the amount of the fractional share.

     (d) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any certificates representing shares of Series C Preferred, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the certificate(s), if mutilated, the Company shall execute and deliver new certificate(s) of like tenor and date.

However, Company shall not be obligated to re-issue such lost or stolen certificates if Holder contemporaneously requests Company to convert such Series C Preferred into Common.

     (e) MANDATORY CONVERSION. The Series C Preferred is subject to mandatory conversion, at which time all shares of Series C Preferred will automatically be converted at the Conversion Price, (i) upon the completion of a firm underwritten public offering of Common by the Company (a "Public Offering") in which (a) gross proceeds to the Company, before expenses and underwriters' discounts and commissions, of at least $20,000,000 are received, (b) the Common so offered is sold at an offering price per share to the public of at least 200% of the Conversion Price then in effect, and (c) the Holders receive, as a consequence of participation in such Public Offering, net proceeds equal to or greater than $3,900,000 (a Public Offering which meets the conditions set forth in (a), (b) and (c) above being referred to as a "Qualified Public Offering"), or (ii) immediately following the completion of a Public Offering that is not a Qualified Public Offering, but, (a) in which the Company receives gross proceeds, before expenses and underwriters' discounts and commissions, of at least $20,000,000, and (b) upon the "Market Price" (as defined below) for each share of Common exceeding 200% of the Conversion Price then in effect for twenty
(20) consecutive trading days, and the average daily trading volume of the Common for such twenty (20) consecutive day period exceeding 10,000 shares. "Market Price" shall mean the closing bid price for the Common, as reported by the Nasdaq National Market System ("Nasdaq"), or if the Common is not traded on Nasdaq, the closing price or, if not available, the low price of the Common in the over-the-counter market or the principal national securities exchange on which the Common is traded.

     (f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common such number of its shares of Common as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series C Preferred. The Company covenants and agrees that if at any time it would be unable to fully convert all shares of Series C Preferred then outstanding, it will promptly use its best efforts to obtain stockholder approval, within 135 days thereafter, to amend its Certificate of Incorporation to increase the number of authorized shares of Common by an amount sufficient to permit the conversion of all shares of Series C Preferred then outstanding.

     (g)  REDEMPTION BY COMPANY.

          (i) REDEMPTION DATE. The Company shall redeem all outstanding shares of the Series C Preferred on the fifth anniversary of the date of the original issuance of the shares of Series A Preferred (the "Redemption Date").

          (ii) REDEMPTION PRICE. The redemption price per share of Series C Preferred shall equal $12.00 per share of Series C Preferred (to be adjusted proportionately if the shares of Series C Preferred to which such amount is applicable are subdivided into a greater number or combined into a lesser number).

          (iii) MECHANICS OF REDEMPTION. The Company shall effect each such redemption by giving notice thereof ("Redemption Notice"), by facsimile, by 5 P.M. New York City time no later than the tenth (10th) business day prior to the Redemption Date and shall provide a copy of such redemption notice by overnight or 2-day courier, to each Holder and the Company's transfer agent for the Series C Preferred ("Series C Transfer Agent"). Such redemption notice shall indicate the applicable redemption price and whether the Company has elected, at its option, to redeem the shares of Series C Preferred for cash (a "Cash Redemption") or for Common (a "Redemption for Stock"). In the event of a Redemption for Stock, the Company shall also specify in the Redemption Notice the number of shares of Common to be issued to the Holder, which shall be based on the following formula:

      Number of shares issued upon redemption of one (1) share of Series C
                                   Preferred =

                                Redemption Price
                          -----------------------------
                            Adjusted Conversion Price

where, the "Adjusted Conversion Price" shall equal ninety five percent (95%) of the average closing sale price of the Common as reported by Nasdaq for the previous twenty (20) trading days ending on the day before the Redemption Date.

          (iv) HOLDER'S CONVERSION RIGHTS. Notwithstanding the foregoing. Holder shall have five business days following receipt of the Redemption Notice from the Company to elect, in its sole discretion, to convert all or part of the Series C Preferred otherwise being redeemed. Such conversion shall be effected in accordance with the provisions of SECTION 5 hereof, and if an appropriate Notice of Conversion is delivered to the Company in a timely manner, such shares of Series C Preferred shall be deemed to be converted and not redeemed.

          (v) OPTIONAL REDEMPTION. Upon a "Change of Control Transaction" (as defined herein), the Company shall redeem, at the option of the Holder, upon receipt of a written redemption request from such Holder, the Series C Preferred either through Cash Redemption or a Redemption for Stock, at the option of the Company. In the event of a Cash Redemption, the Company shall issue cash for the accreted value of the shares of Series C Preferred, which shall be the initial purchase price of $8 per share plus interest of 8.19 percent per annum calculated based on the number of actual days elapsed in a 365 day year or 366 day year, as appropriate, from June 4, 1997 plus any dividends which have been declared and which the Holders are entitled to receive with respect to each share of Series C Preferred (the "Accreted Value"). In the event of a Redemption for Stock, the number of shares of Common to be issued to the Holder shall be based on the following formula:

      Number of shares issued upon redemption of one (1) share of Series C
                                   Preferred =

                                 Accreted Value
                         -------------------------------
                            Adjusted Conversion Price
where, the "Adjusted Conversion Price" shall equal ninety five percent (95%) of the average closing bid price of the Common as reported by Nasdaq for the previous ten (10) business days ending on the day before the Redemption Date.

A "Change of Control Transaction," is defined as any merger, consolidation or reorganization of the Company pursuant to which shares of capital stock of the Company are converted into cash, securities or other property in which the holders of a majority of the voting capital stock of the Company (on an as-converted and exercised basis) immediately prior thereto beneficially own, directly or indirectly, less than 50% Of the combined voting power of the capital stock of the company surviving or resulting from such merger, consolidation or reorganization.

          (vi) PAYMENT OF REDEMPTION PRICE OR ISSUANCE OF SHARE CERTIFICATES. Upon receipt of a Redemption Notice, Holder shall send its shares of Series C Preferred being redeemed to the Company or its Series C Transfer Agent, and the Company shall pay the applicable redemption price within three (3) business days of receipt of the shares of Series C Preferred, if a Cash Redemption, or issue certificates representing shares of Common, if a Redemption for Stock. The Company shall not be obligated to deliver the redemption price or shares of Common, as the case may be, unless the shares of Series C Preferred so redeemed are delivered to the Company or its Series C Transfer Agent, or, in the event one or more certificates have been lost, stolen, mutilated or destroyed, Holder delivers to the Company a lost certificate affidavit and indemnification agreement reasonably satisfactory to the Company and the Series C Transfer Agent. Any redemption payment owed to any Holder under this SECTION 5(g) which is not paid when due shall bear interest at a rate of 4% in excess of the prime rate of interest in effect as announced by KeyBank of New York.

     Section 6.   VOTING RIGHTS. The Holder of each outstanding share of
Series C Preferred shall have the right to one vote for each share of Common into which each such share of Series C Preferred could then be converted (assuming, for this purpose only, that shares of Series C Preferred are convertible into fractional shares) at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date of such vote is taken or any written consent of stockholders is solicited. With respect to such vote, such Holder shall have full voting rights and powers equal to the voting rights and powers of the holders of shares of Common, shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Company, and shall be entitled to vote, together with holders of shares of Common, with respect to any question upon which stockholders of the Company have the right to vote. With respect to all matters upon which stockholders of the Company are entitled to vote, the holders of outstanding shares of Common and the Holders of all outstanding shares of Series C Preferred shall vote together without regard to class, except as expressly required herein, by the Certificate of Incorporation and the By-Laws of the Company or the Business Corporation Law of the State of New Jersey.

     Section 7. STATUS OF CONVERTED STOCK. If any shares of Series C Preferred shall be converted pursuant to SECTION 5 above, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series C Preferred.

     Section 8. PROTECTIVE PROVISION. So long as shares of Series C Preferred are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by the applicable laws of the State of New Jersey) of the Holders of at least a majority of the then outstanding shares of Series C Preferred;

     (a) alter or change the rights, preferences or privileges of the Series C Preferred so as to affect adversely the Series C Preferred;

     (b)  increase the size of the authorized number of Series C Preferred; or

     (c) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the Holders of shares of the Series C Preferred under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

     If Holders of at least a majority of the then outstanding shares of Series C Preferred agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series C Preferred, pursuant to SUBSECTION 8(a) above, so as to affect the Series C Preferred, then the Company will promptly deliver notice of such approved change to the Holders that did not agree to such alteration or change."

     3. Such resolution was duly adopted by the Board of Directors of the Corporation on May 28, 1997.

     4. The Restated Certificate of Incorporation, as amended, is amended so that the designation and number of shares of each class and series acted upon in the resolution, and the relative rights, preferences and limitations of each such class and series, are as stated in the resolution.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this 28th day of October, 1997.


                                              KTI, INC.


                                              By:  /s/ Robert E. Wetzel
                                                  ------------------------------
                                                  Name:  Robert E. Wetzel
                                                  Title: Senior Vice President

     Check Appropriate Statute:

        /X/ Title 14A:1-6 (5) New Jersey Business Corporation Act (File in DUPLICATE)

        / / Title 15A:1-7 (e) New Jersey Business Corporation Act (File in TRIPLICATE)

                                                                    COR
CERTIFICATE OF CORRECTION OF:                                      FILED

CORPORATION NAME: KTI, INC.                                      NOV 3 1997

CORPORATION NUMBER:                                             LONNA R. HOOKS
                                                              SECRETARY OF STATE

     The undersigned hereby submits for filing a Certificate of Correction executed on behalf of the above named Corporation, pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statutes.

1. The Certificate to be corrected is: Certificate of Amendment to the Restated Certificate of Incorporation of KTI, Inc. (the "Corporation"), filed August 8, 1997 (the "Certificate").

2. The inaccuracies in the Certificate are (indicate inaccuracies or defects):

          (a) The word "fractional" on the thirteenth line on page 6 of the Certificate was incorrectly spelled "factional".

          (b) The last line of Section 6(b)(i) on page 14 of the Certificate refers to the redemption price, as opposed to the Redemption Date.

          (c) Section 8(a)(i) on page 20 of the Certificate failed to state the rate at which the Corporation may convert the Series B Convertible Exchangeable Preferred Stock into the Corporation's 8 3/4% Convertible Subordinated Notes due 2004.

          (d) Section 9(a) on page 23 of the Certificate failed to specify that a Change of Control Payment may be made at the Option of the Corporation either in cash or, in certain circumstances, shares of common stock of the Corporation.

3. The Certificate of Correction hereby reads as follows:

          (a) The word "factional" on the thirteenth line on page 6 of the Certificate is hereby deleted and replaced with the word "fractional".

          (b) The last line of Section 6(b)(i) on page 14 of the Certificate is hereby amended by deleting "redemption price" and replacing it with "Redemption Date".

                                                                      0100279875

          (c) Section 8(a)(i) of the Certificate is amended by adding the following after "8 3/4% Convertible Subordinated Notes due 2004 (the "Exchange Notes") on any Dividend Payment Date":

                    "at a rate of $25.00 principal amount of Exchange Notes for each share of Series B Preferred and which Exchange Notes will be convertible into Common Stock of the Corporation at the Conversion Price which would have been applicable to the Series B Preferred if the Series B Preferred had remained outstanding."

          (d)  The following shall be added to the end of Section 9(a) of the
          Certificate:

                    "The Change of Control Payment shall be made at the option of the Corporation either in (a) cash or (b) fully registered shares of Common Stock of the Corporation valued at 95% of the average closing price of the Common Stock during the 20 trading days prior to such Change of Control Payment if the Board of Directors has determined that the payment in the form of fully registered shares of Common Stock of the Corporation will not adversely affect the voting rights, preferences, privileges or relative, participating, optional or other specified rights of the holders of the Series B Preferred or the holders of the Common Stock."

        Signature:   /s/ Robert E. Wetzel
                     ------------------------

        Name:        Robert E. Wetzel
                     ------------------------

        Title:       Senior Vice President
                     ------------------------

        Date:        October 31, 1997
                     ------------------------

                                                                      AMC
                                                                     FILED

                                                                 MAY 20 1998

                                                                LONNA R. HOOKS
                                                              SECRETARY OF STATE

                         CERTIFICATE OF AMENDMENT TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                  OF KTI, INC.

          Pursuant to provisions of Section 14A:9-2(4) and 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned Corporation executes the following Certificate of Amendment to its Restated Certificate of
Incorporation:

          1.   The name of the Corporation is KTI, Inc.

          2. The following amendment to the Certificate of Incorporation was approved by the Board of Directors and thereafter duly adopted by the shareholders of the Corporation on May 13, 1998.

          Resolved that ARTICLE THIRD of the Restated Certificate of Incorporation be amended to read in its entirety as follows:

                                 "ARTICLE THIRD

          The total number of shares of Common Stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares without par value. The Corporation shall also have authority to issue Ten Million (10,000,000) shares of Preferred Stock."

          3. The number of shares entitled to vote upon the amendment was 9,477,953 shares.

          4. The number of shares voting for, against and abstaining from voting for such amendment are as follows:

          Number of shares voting for amendment:                4,915,334
          Number of shares voting against amendment:              236,617
          Number of shares abstaining from voting:                  1,174

          5. The foregoing amendment to the Restated Certificate of Incorporation shall become effective at the close of business on the date of filing.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this 18th day of May, 1998.

                                                  KTI, INC.


                                                  By: /s/ Martin J. Sergi
                                                     ------------------------
                                                     Martin J. Sergi,
                                                     President

                                                                      0100279875

                                                                 COR
                                                                FILED

                                                              NOV 20 1998

                                                        James A. DiEleutorto, Jr
                                                            State Treasurer

     Check Appropriate Statute:

        /X/ Title 14A:1-6 (5) New Jersey Business Corporation Act (File in DUPLICATE)

        / / Title 15A:1-7 (e) New Jersey Business Corporation Act (File in TRIPLICATE)

CERTIFICATE OF CORRECTION OF:

CORPORATION NAME: KTI, INC.

CORPORATION NUMBER:

     The undersigned hereby submits for filing a Certificate of Correction executed on behalf of the above named Corporation, pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statutes.

1. The Certificate to be corrected is: Certificate of Amendment to the Restated Certificate of Incorporation of KTI, Inc., filed May 20, 1998 (the "Certificate").

2. The inaccuracy in the Certificate is (indicate inaccuracy or defect); The second paragraph of Paragraph 2 of the Certificate incorrectly stated that Article Third was amended in its entirety. In fact, only the first paragraph of Article Third was amended.

3. The Certificate of Correction hereby reads as follows: Paragraph 2 of the Certificate is amended and restated in its entirety as follows:

       "2. The following amendment to the Restated Certificate of Incorporation was approved by the Board of Directors and thereafter duly adopted by the shareholders of the Corporation on May 13, 1998:

            Resolved that the first paragraph of ARTICLE THIRD of the Restated Certificate of Incorporation be amended to read as follows:

                                 "ARTICLE THIRD

            The total number of shares of Common Stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares without par value. The Corporation shall also have authority to issue ten million (10,000,000) shares of Preferred Stock."

S509229
J972485
                                                                      0100279875

        Signature:   /s/ Robert E. Wetzel
                     ----------------------

        Name:        Robert E. Wetzel
                     ----------------------

        Title:       Senior Vice President
                     ----------------------

        Date:        November 20, 1998
                     ----------------------

                                                                       MRG
                                                                      FILED

                                                                   DEC 14 1999

                                                                 State Treasurer

                              CERTIFICATE OF MERGER

                                       OF

                                    KTI, INC.

                                       AND

                          RUTLAND ACQUISITION SUB, INC.

To the Department of the Treasury
State of New Jersey

Pursuant to the provisions of Section 14A:10-4.1 of the New Jersey Business Corporation Act, it is hereby certified that:

     1. The names of the merging corporations are KTI, Inc., which is a business corporation of the State of New Jersey and Rutland Acquisition Sub, Inc., which is a business corporation of the State of New Jersey.

     2. Annexed hereto and made a part hereof is the Agreement and Plan of Merger for merging Rutland Acquisition Sub, Inc. with and into KTI, Inc. as approved by the directors and the shareholders entitled to vote of each of said merging corporations.

     3. The number of shares of KTI, Inc. which were entitled to vote at the time of the approval of the Agreement and Plan of Merger by its shareholders is 14,023,838, all of which are of one class.

     The number of the aforesaid shares which were voted for the Agreement and Plan of Merger is 8,605,365, and the number of said shares which were voted against the same is 50,827. The date of said vote and approval was December 8, 1999.

     4. The number of shares of Rutland Acquisition Sub, Inc. which were entitled to vote at the time of the approval of the Agreement and Plan of Merger by its sole shareholder is 100, all of which are of one class.

     The sole shareholder entitled to vote of the aforesaid corporation approved the Agreement and Plan of Merger pursuant to its written consent without a meeting of shareholders; and the number of shares represented by such consent is
100. The date of said consent and approval was December 8, 1999.

     5. KTI, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the New Jersey Business Corporation Act.

     6. The merger herein provided for shall become effective as of the date of filing.

S-724879
J-1353409
J-1353410
                                                                      0100279875

Executed on December 13, 1999.

                                                  KTI, INC.

                                                  By:
                                                     ---------------------------

                             Signer's Name:       Ross Pirasteh
                             Signer's Capacity:   Chairman of the Board


                                                  RUTLAND ACQUISITION SUB, INC.

                                                  By: /s/ John W. Casella
                                                     ---------------------------

                             Signer's Name:       John W. Casella
                             Signer's Capacity:   President

Executed on December 13, 1999.

                                                  KTI, INC.

                                                  By: /s/ Ross Pirasteh
                                                     ---------------------------

                             Signer's Name:       Ross Pirasteh
                             Signer's Capacity:   Chairman of the Board


                                                  RUTLAND ACQUISITION SUB, INC.

                                                  By:
                                                     ---------------------------

                             Signer's Name:       John W. Casella
                             Signer's Capacity:   President